EXHIBIT 4.1

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                             AMENDED AND RESTATED
                         SALE AND SERVICING AGREEMENT

                                 by and among


                         MMCA AUTO OWNER TRUST 2001-4,
                                 as the Trust


                         MMCA AUTO RECEIVABLES TRUST,
                                   as Seller


                                      and


                  MITSUBISHI MOTORS CREDIT OF AMERICA, INC.,
                                  as Servicer



                          Dated as of August 8, 2002




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                               TABLE OF CONTENTS
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ARTICLE I - DEFINITIONS AND USAGE

         Section 1.1       Definitions............................................................................1
         Section 1.2       Business Day Certificate...............................................................1

ARTICLE II - TRUST PROPERTY                                                                                       2

         Section 2.1       Conveyance of Trust Property...........................................................2
         Section 2.2       Representations and Warranties of the Seller as to the
                           Receivables............................................................................3
         Section 2.3       Repurchase upon Breach.................................................................9
         Section 2.4       Custody of Receivable Files............................................................9
         Section 2.5       Duties of Servicer as Custodian.......................................................10
         Section 2.6       Instructions; Authority to Act........................................................11
         Section 2.7       Custodian's Indemnification...........................................................11
         Section 2.8       Effective Period and Termination......................................................12

ARTICLE III - ADMINISTRATION AND SERVICING OF RECEIVABLES AND TRUST PROPERTY

         Section 3.1       Duties of Servicer....................................................................12
         Section 3.2       Collection and Allocation of Receivable Payments......................................15
         Section 3.3       Realization upon Receivables..........................................................18
         Section 3.4       Physical Damage Insurance.............................................................18
         Section 3.5       Maintenance of Security Interests in Financed Vehicles................................18
         Section 3.6       Covenants of Servicer.................................................................19
         Section 3.7       Purchase by Servicer upon Breach......................................................19
         Section 3.8       Servicing Compensation................................................................19
         Section 3.9       Servicer's Certificate................................................................20
         Section 3.10      Annual Statement as to Compliance; Notice of Event of Servicing
                           Termination...........................................................................20
         Section 3.11      Annual Independent Certified Public Accountants' Reports..............................21
         Section 3.12      Access to Certain Documentation and Information Regarding
                           Receivables...........................................................................21
         Section 3.13      Reports to the Commission.............................................................22
         Section 3.14      Reports to Rating Agencies............................................................22

ARTICLE IV - DISTRIBUTIONS; RESERVE ACCOUNT;  STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

         Section 4.1       Accounts..............................................................................22
         Section 4.2       Collections...........................................................................25
         Section 4.3       Application of Collections............................................................26
         Section 4.4       Advances..............................................................................27
         Section 4.5       Additional Deposits...................................................................28
         Section 4.6       Allocation of Total Available Funds...................................................28
         Section 4.7       Reserve Account.......................................................................30
         Section 4.8       Net Deposits..........................................................................32
         Section 4.9       Statements to Noteholders and Certificateholders......................................32
         Section 4.10      Control of Securities Accounts........................................................33

ARTICLE V - YIELD SUPPLEMENT LETTER OF CREDIT AND THE YIELD SUPPLEMENT ACCOUNT                                   33

         Section 5.1       Yield Supplement Letter of Credit and the Yield Supplement
                           Account...............................................................................33

ARTICLE VI - THE SELLER                                                                                          36

         Section 6.1       Representations, Warranties and Covenants of Seller...................................36
         Section 6.2       Liability of Seller; Indemnities......................................................37
         Section 6.3       Merger or Consolidation of, or Assumption of the Obligations
                           of, Seller............................................................................38
         Section 6.4       Limitation on Liability of Seller and Others..........................................39
         Section 6.5       Seller May Own Notes or Certificates..................................................39

ARTICLE VII - THE SERVICER                                                                                       39

         Section 7.1       Representations and Warranties of Servicer............................................39
         Section 7.2       Liability of Servicer; Indemnities....................................................40
         Section 7.3       Merger or Consolidation of, or Assumption of the Obligations
                           of, Servicer..........................................................................42
         Section 7.4       Limitation on Liability of Servicer and Others........................................42
         Section 7.5       Servicer Not to Resign................................................................43
         Section 7.6       Servicer May Own Notes or Certificates................................................43

ARTICLE VIII - SERVICING TERMINATION

         Section 8.1       Events of Servicing Termination.......................................................43
         Section 8.2       Indenture Trustee to Act; Appointment of Successor Servicer...........................45
         Section 8.3       Effect of Servicing Transfer..........................................................46
         Section 8.4       Notification to Noteholders and Certificateholders....................................46
         Section 8.5       Waiver of Past Events of Servicing Termination........................................46

ARTICLE IX - TERMINATION

         Section 9.1       Optional Purchase of All Receivables..................................................47

ARTICLE X - MISCELLANEOUS PROVISIONS

         Section 10.1      Amendment.............................................................................48
         Section 10.2      Protection of Title to Trust..........................................................49
         Section 10.3      Representations of the Seller and the Purchaser.......................................51
         Section 10.4      Governing Law.........................................................................51
         Section 10.5      Notices...............................................................................51
         Section 10.6      Severability of Provisions............................................................52
         Section 10.7      Assignment............................................................................53
         Section 10.8      Further Assurances....................................................................53
         Section 10.9      No Waiver; Cumulative Remedies........................................................53
         Section 10.10     Third-Party Beneficiaries.............................................................53
         Section 10.11     Actions by Noteholder or Certificateholders...........................................53
         Section 10.12     Counterparts..........................................................................54
         Section 10.13     Agent for Service.....................................................................54
         Section 10.14     No Bankruptcy Petition; Subordination; Claims Against Seller..........................54
         Section 10.15     Limitation of Liability of Owner Trustee and Indenture Trustee........................55

                                   SCHEDULES

SCHEDULE A        Schedule of Receivables
SCHEDULE B        Locations of Receivable Files

                                   EXHIBITS

EXHIBIT A         Form of Servicer's Certificate..........................................................Exhibit A
EXHIBIT B         Form of Statement to Noteholders........................................................Exhibit B
EXHIBIT C         Form of Statement to Certificateholders.................................................Exhibit C
EXHIBIT D         Form of Yield Supplement Agreement..................................................... Exhibit D
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                  AMENDED AND RESTATED SALE AND SERVICING AGREEMENT, dated as of August 8, 2002 (this "Agreement"), amending and restating in its entirety the SALE AND SERVICING AGREEMENT, dated as of December 1, 2001 (the "Sale and
Servicing Agreement"), by and among MMCA AUTO OWNER TRUST 2001-4, a Delaware business trust (the "Trust"), MMCA AUTO RECEIVABLES TRUST, a Delaware business trust (the "Seller"), and MITSUBISHI MOTORS CREDIT OF AMERICA, INC., a
Delaware corporation (the "Servicer").

                  WHEREAS, the Trust, the Seller and the Servicer have heretofore executed and delivered a Sale and Servicing Agreement, dated as of December 1, 2001 (the"Original Sale and Servicing Agreement");

                  WHEREAS, pursuant to Section 1.1 of the Original Sale and Servicing Agreement, capitalized terms used but not otherwise defined therein have the respective meanings set forth in Appendix A to the Indenture, dated as of December 1, 2001, by and among the Issuer, the Seller and the Servicer (the "Original Indenture");

                  WHEREAS, the Original Indenture and Appendix A thereto have been amended and restated, effective the date hereof by the parties thereto;

                  WHEREAS, the Trust, the Seller and the Servicer desire to amend and restate the Original Sale and Servicing Agreement pursuant to
Section 10.1(a) thereof to incorporate by reference the defined terms in Appendix A to the amended and restated Indenture;

                  WHEREAS, all conditions precedent to the execution of this Agreement have been complied with;

                  NOW, THEREFORE, the Trust, the Seller and the Servicer hereby agree that effective on and as of the date hereof, the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

                      ARTICLE I - DEFINITIONS AND USAGE

                  Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Amended and Restated Indenture (the "Indenture"), dated as of August 8, 2002, between MMCA Auto Owner Trust 2001-4, as issuer, and Bank of Tokyo-Mitsubishi Trust Company, as indenture trustee (the "Indenture Trustee"), amending and restating in its entirety the Indenture dated as of December 1, 2001, between the Issuer and the Indenture Trustee. Appendix A also contains rules as to usage that shall be applicable herein.

                  Section 1.2 Business Day Certificate. On the Closing Date (with respect to the calendar year 2002) and thereafter, within 15 days prior to the end of each succeeding calendar year while this Agreement remains in effect, the Servicer shall deliver to the Indenture Trustee and to Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), an Officer's Certificate specifying the days on which banking institutions or trust companies in New York, New York, Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, executive order or governmental decree to remain closed.

                  ARTICLE II - TRUST PROPERTY

                  Section 2.1 Conveyance of Trust Property. (a) In consideration of the Trust's delivery to, or upon the written order of, the Seller of authenticated Notes and Certificates, in authorized denominations in aggregate principal amounts equal to the initial principal amount of the Notes and the Initial Certificate Balance, respectively, the Seller hereby irrevocably sells, transfers, assigns and otherwise conveys to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the following:

                           (i) the Receivables;

                           (ii) with respect to Receivables that are Actuarial Receivables, monies due thereunder after the Cutoff Date (including Payaheads) and, with respect to Receivables that are Simple Interest Receivables, monies received thereunder after the Cutoff Date;

                           (iii) the security interests in Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

                           (iv) all rights to receive proceeds with respect to the Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering the related Financed Vehicles or related Obligors;

                           (v) all rights to receive proceeds with respect to the Receivables from recourse to Dealers thereon pursuant to Dealer Agreements;

                           (vi) all of the Seller's rights to the Receivable Files that relate to the Receivables;

                           (vii) the Trust Accounts and all amounts, securities, investments in financial assets, and other property deposited in or credited to any of the foregoing and all proceeds thereof;

                           (viii) all of the Seller's rights under the Yield Supplement Agreement and the Purchase Agreement, including the right of the Seller to cause MMCA to repurchase Receivables from the Seller;

                           (ix) all payments and proceeds with respect to the Receivables held by MMCA;

                           (x) all property (including the right to receive Liquidation Proceeds and Recoveries and Financed Vehicles and the proceeds thereof acquired by the Seller pursuant to the terms of a Final Payment Receivable), guarantees and other collateral securing a Receivable (other than a Receivable purchased by the Servicer or repurchased by the Seller);

                           (xi) all rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and

                           (xii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

                  (b) It is the intention of the Seller and the Trust that the transfer of the Trust Property contemplated by Section 2.1(a) constitutes a sale of the Trust Property from the Seller to the Trust, conveying good title to the Trust Property free and clear of any liens and, in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law, that the Trust Property shall not be part of the Seller's estate. However, in the event that such transfer is deemed to be a pledge, the Seller hereby grants to the Trust a first priority security interest in all of the Seller's right, title and interest in, to and under the Trust Property, and all proceeds thereof, to secure a loan deemed to have been made by the Trust to the Seller in an amount equal to the sum of the initial principal amount of the Notes plus accrued interest thereon and the Initial Certificate Balance.

                  (c) The sales, transfers, assignments and conveyances of the Trust Property made under Section 2.1(a) shall not constitute and are not intended to result in an assumption by the Trust of any obligation of the Seller to the Obligors, the Dealers or any other Person in connection with the Receivables and the other Trust Property or any agreement, document or instrument related thereto.

Section 2.2 Representations and Warranties of the Seller as to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Trust relies in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, except in each case to the extent otherwise provided in the following representations and warranties, but shall survive the sale, transfer and assignment of the Receivables to the Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                           (i) Characteristics of Receivables. Each Receivable
         (a) shall have been originated (x) in the United States of America by a Dealer for the consumer or commercial sale of a Financed Vehicle in the ordinary course of such Dealer's business or (y) by MMCA in connection with the refinancing of a motor vehicle retail installment sale contract of the type described in subclause (x) above, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from MMCA, which in turn shall have purchased such Receivable from such Dealer under an existing Dealer Agreement with MMCA (unless such Receivable was originated by MMCA in connection with a refinancing), and shall have been validly assigned by such Dealer to MMCA in accordance with its terms (unless such Receivable was originated by MMCA in connection with a refinancing), which in turn shall have been validly assigned by MMCA to the Seller in accordance with its terms, (b) shall have created or shall create a valid, binding, subsisting and enforceable first priority security interest in favor of MMCA on the related Financed Vehicle, which security interest has been validly assigned by MMCA to the Seller, which in turn shall be validly assigned by the Seller to the Trust and by the Trust to the Indenture Trustee, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) in the case of Standard Receivables, shall provide for monthly payments that fully amortize the Amount Financed by maturity of the Receivable and yield interest at the APR, (e) in the case of Final Payment Receivables, shall provide for a series of fixed level monthly payments and a larger payment due after such level monthly payments that fully amortize the Amount Financed by maturity and yield interest at the APR, (f) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and all accrued and unpaid interest thereon, (g) is a retail installment sale contract, (h) is secured by a new or used automobile or sports-utility vehicle and (i) is an Actuarial Receivable or a Simple Interest Receivable (and may also be a Final Payment Receivable).

                           (ii) Schedule of Receivables. The information set forth in the related Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cutoff Date and no selection procedures believed to be adverse to the Noteholders or the Certificateholders shall have been utilized in selecting the Receivables from those receivables which meet the criteria contained herein. The compact disk or other listing regarding the Receivables made available to the Trust and its assigns (which compact disk or other listing is required to be delivered as specified herein) is true and correct in all respects.

                           (iii) Compliance with Law. Each Receivable and the sale of the related Financed Vehicle shall have complied, at the time it was originated or made, and shall comply on the Closing Date in all material respects with all requirements of applicable Federal, state, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Credit Billing Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, and State adaptations of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                           (iv) Binding Obligation. Each Receivable shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                           (v) No Government Obligor. None of the Receivables is due from the United States of America or any state or from any agency, department or instrumentality of the United States of America or any state.

                           (vi) Security Interest in Financed Vehicle.
         Immediately prior to the sale, assignment, and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of MMCA as secured party and, at such time as enforcement of such security interest is sought, there shall exist a valid, subsisting and enforceable first priority perfected security interest in such Financed Vehicle for the benefit of the Seller and the Trust, respectively (subject to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), or all necessary and appropriate action with respect to such Receivables shall have been taken to perfect a first priority security interest in such Financed Vehicle for the benefit of the Seller and the Purchaser, respectively. (vii) Receivables in Force. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the Lien granted by the related Receivable in whole or in part, which security interest shall be assignable by MMCA to the Seller and by the Seller to the Trust.

                           (viii) No Waiver. No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the representations and warranties made by the Seller in this Section 2.2 with respect thereto.

                           (ix) No Defenses. No right of rescission, setoff, counterclaim, or defense shall have been asserted or threatened with respect to any Receivable.

                           (x) No Liens. To the best of the Seller's knowledge, no liens or claims shall have been filed for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

                           (xi) No Default; Repossession. Except for payment defaults continuing for a period of not more than 30 days or payment defaults of 10% or less of a Scheduled Payment, in each case as of the Cutoff Date, or the failure of the Obligor to maintain satisfactory physical damage insurance covering the Financed Vehicle, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have occurred; no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have arisen; the Seller shall not have waived any of the foregoing; and no Financed Vehicle shall have been repossessed as of the Cutoff Date.

                           (xii) Insurance. Each Contract shall require the related Obligor to maintain physical damage insurance (which insurance shall not be force placed insurance) covering the Financed Vehicle, in the amount determined by MMCA in accordance with its customary procedures.

                           (xiii) Title. It is the intention of the Seller that each transfer and assignment of the Receivables herein contemplated constitute a sale of such Receivables from the Seller to the Trust and that the beneficial interest in, and title to, such Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Trust. Immediately prior to each transfer and assignment of the Receivables herein contemplated, the Seller had good and marketable title to such Receivables free and clear of all Liens, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof, the Trust shall have good and marketable title to such Receivables, free and clear of all Liens, encumbrances, security interests, and rights of others; and the transfer has been perfected by all necessary action under the Relevant UCC.

                           (xiv) Valid Assignment. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or the Indenture or pursuant to transfers of the Certificates shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any obligor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                           (xv) All Filings Made. All filings (including, without limitation, filings under the Relevant UCC) necessary in any jurisdiction to give the Trust a first priority perfected security interest in the Receivables, and to give the Indenture Trustee a first priority perfected security interest therein, shall be made within ten days of the Closing Date.

                           (xvi) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the Relevant UCC.

                           (xvii) One Original. There shall be only one original executed copy of each Receivable in existence.

                           (xviii) Principal Balance. Each Receivable had an original principal balance (net of unearned precomputed finance charges) of not more than $60,000, and a remaining Principal Balance as of the Cutoff Date of not less than $100.

                           (xix) No Bankrupt Obligors. No Receivable was due from an Obligor who, as of the Cutoff Date, was the subject of a proceeding under the Bankruptcy Code of the United States or was bankrupt.

                           (xx) New and Used Vehicles. Approximately 98.48% of the Pool Balance, constituting approximately 97.36% of the total number of the Receivables, relate to new automobiles and sports-utility vehicles, substantially all of which were manufactured or distributed by Mitsubishi Motors. Approximately 1.35% of the Pool Balance, constituting approximately 2.29% of the total number of Receivables, relate to used automobiles and sports-utility vehicle, substantially all of which were manufactured or distributed by Mitsubishi Motors. Approximately 0.15% of the Pool Balance, constituting approximately 0.31% of the total number of Receivables, relate to program automobiles and sports-utility vehicles, substantially all of which were manufactured or distributed by Mitsubishi Motors. Approximately 0.02% of the Pool Balance, constituting approximately 0.03% of the total number of Receivables, relate to other used automobiles and sports-utility vehicles.

                           (xxi) Origination. Each Receivable shall have an origination date during or after January 27, 1999.

                           (xxii) Maturity of Receivables. Each Receivable shall have, as of the Cutoff Date, not more than 66 remaining Scheduled Payments due under the Receivable.

                           (xxiii) Weighted Average Maturity of Receivables. As of the Cutoff Date, the weighted average number of Scheduled Payments remaining until the maturity of the Receivables shall be not more than 59 Scheduled Payments.

                           (xxiv) Annual Percentage Rate. Each Receivable shall have an APR of at least 0% and not more than 30%.

                           (xxv) Scheduled Payments. No Receivable shall have a payment of which more than 10% of such payment is more than 30 days overdue as of the Cutoff Date.

                           (xxvi) Location of Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule B hereto.

                           (xxvii) Capped Receivables and Simple Interest Receivables. Except to the extent that there has been no material adverse effect on Noteholders or Certificateholders, each Capped Receivable has been treated consistently by the Seller and the Servicer as a Simple Interest Receivable and payments with respect to each Simple Interest Receivable have been allocated consistently in accordance with the Simple Interest Method.

                           (xxviii) Agreement. The representations and warranties of the Seller in Section 6.1 are true and correct.

                           (xxix) Other Data. The tabular data and the numerical data relating to the characteristics of the Receivables contained in the Prospectus (as defined in the Purchase Agreement) are true and correct in all material respects.

                           (xxx) Last Scheduled Payments. The aggregate principal balance of the Last Scheduled Payments of Final Payment Receivables, as a percentage of the Initial Pool Balance as of the Cutoff Date, shall be not greater than 40.92%.

                           (xxxi) Receivable Yield Supplement Amounts. An amount equal to the sum of all projected Yield Supplement Amounts for all future Payment Dates with respect to each Deferred Payment Receivable and each Deferred Balloon Payment Receivable, assuming that no prepayments are made on the Deferred Payment Receivable or the Deferred Balloon Payment Receivable, as the case may be, has been deposited to the Yield Supplement Account on or prior to the Closing Date.

                           (xxxii) Prepaid Receivables. No Receivable shall have been pre-paid by more than six monthly payments as of the Cutoff Date.

                           (xxxiii) Limited Credit Experience. The aggregate principal balance of the Receivables on which the Obligor has limited credit experience, as a percentage of the aggregate principal balance of all Receivables, in each case as of the Cutoff Date, shall be not greater than 4.55%.

                           (xxxiv) Deferred Payment Receivables. As of the Cutoff Date $315,249,584.28 total Principal Balance of Deferred Payment Receivables included in the Receivables had a first payment that, as of the date of inception of the Receivable, was deferred for 300 days or greater. As of the Cutoff Date $94,949,377.96 total Principal Balance of Deferred Payment Receivables included in the Receivables had a first payment that, as of the date of inception of the Receivables, was deferred for a period of between 200 and 299 days. As of the Cutoff Date $9,867,395.87 total Principal Balance of Deferred Payment Receivables included in the Receivables had a first payment that, as of the date of inception of the Receivables, was deferred for a period of between 100 and 199 days. As of the Cutoff Date $2,587,992.03 total Principal Balance of Deferred Payment Receivables included in the Receivables had a first payment that, as of the date of inception of the Receivables, was deferred for a period of 99 days or less. In no case will the first payment on a Deferred Payment Receivable be due later than 480 days after the date of inception of that Receivable.

                           (xxxv) Deferred Balloon Payment Receivables. As of the Cutoff Date, $10,173,376.15 total principal balance of Deferred Balloon Payment Receivables were originated with a deferral period of 90 days, and $7,887,002.26 total principal balance of Deferred Balloon Payment Receivables were originated with a deferral period of 180 days.

                           (xxxvi) Modified Receivables. The APR of any
         Modified Receivable is equal to the APR of the related Deferred Payment Receivable. The date on which the final Scheduled Payment is due on a Modified Receivable is not different than the date set forth in the related Contract as the date on which the final Scheduled Payment under such Receivable is due. No Deferred Payment Receivable became a Modified Receivable after 90 days following the date the first Scheduled Payment on the Receivable was due.

                  Section 2.3 Repurchase upon Breach. The Seller, the Servicer, or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement, the Indenture Trustee and MMCA promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.2. If the breach or failure shall not have been cured by the close of business on the last day of the Collection Period which includes the 60th day after the date on which the Seller becomes aware of, or receives written notice from the Owner Trustee or the Servicer of, such breach or failure, and such breach or failure materially and adversely affects the interest of the Trust in a Receivable, the Seller shall repurchase from the Trust such Receivable, on the Payment Date immediately following such Collection Period. In consideration of the repurchase of a Receivable hereunder, the Seller shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.5(a). The sole remedy of the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders with respect to a breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.2 shall be to require the Seller to repurchase Receivables pursuant to this
Section 2.3 and to enforce the obligation of MMCA to the Seller to repurchase such Receivable pursuant to the Purchase Agreement. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 2.3 or the eligibility of any Receivable for purposes of this Agreement.

                  Section 2.4 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer as its agent, and the Servicer hereby accepts such appointment, to act as custodian on behalf of the Trust and the Indenture Trustee of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Trust pursuant to the Indenture, with respect to each Receivable (collectively, a "Receivable File"):

                           (i) the single original of the Receivable;

                           (ii) the original credit application fully executed by the Obligor or a photocopy thereof or a record thereof on a computer file tape, microfiche or other electronic medium;

                           (iii) the original certificate of title or such other documents that the Servicer or MMCA shall keep on file, in accordance with its customary practices and procedures, evidencing the security interest of MMCA in the Financed Vehicle;

                           (iv) documents evidencing the existence, at the time of origination of the Receivable, of any insurance covering the Financed Vehicle; and

                           (v) any and all other documents (including any computer tape, microfiche or other electronic medium) that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

                  On the Closing Date, the Servicer shall provide an Officer's Certificate to the Trust and the Indenture Trustee confirming that the Servicer has received, on behalf of the Trust and the Indenture Trustee, all the documents and instruments necessary for the Servicer to act as the agent of the Trust and the Indenture Trustee for the purposes set forth in this
Section 2.4, including the documents referred to herein, and the Trust, the Owner Trustee and the Indenture Trustee are hereby authorized to rely on such Officer's Certificate.

                  Section 2.5 Duties of Servicer as Custodian.(a)Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Trust and the Indenture Trustee and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Servicer and the Trust to comply with the terms and provisions of this Agreement, and the Indenture Trustee to comply with the terms and conditions of the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable motor vehicle receivables that the Servicer services for itself or others. In accordance with its customary practices and procedures with respect to its retail installment sale contracts, the Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Trust or the Indenture Trustee to verify the accuracy of the Servicer's recordkeeping. The Servicer shall promptly report to the Owner Trustee and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trust, the Owner Trustee or the Indenture Trustee of the Receivable Files and none of the Trust, the Owner Trustee and the Indenture Trustee shall be liable or responsible for any action or failure to act by the Servicer in its capacity as custodian hereunder.

                  (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement, or at such other office as shall be specified to the Trust and the Indenture Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Trust and the Indenture Trustee or its duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Trust or the Indenture Trustee shall instruct.

                  (c) Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer shall release any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable. Any document so released shall be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, shall have no further need therefor.

                  (d) Title to Receivables. The Servicer agrees that, in respect of any Receivable held by the Servicer as custodian hereunder, the Servicer will not at any time have or in any way attempt to assert any interest in such Receivable or the related Receivable File, other than for collecting or enforcing the Receivable for the benefit of the Trust and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Trust.

                  Section 2.6 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee. A certified copy of excerpts of authorizing resolutions of the Board of Directors of the Indenture Trustee shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Indenture Trustee.

                  Section 2.7 Custodian's Indemnification. The Servicer, in its capacity as custodian, shall indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred, or asserted against the Trust, the Owner Trustee and the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any act or omission by the Servicer relating to the maintenance and custody of the Receivable Files; provided, however, that the Servicer shall not be liable hereunder to the Owner Trustee to the extent, but only to the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith, or negligence of the Owner Trustee and shall not be liable hereunder to the Indenture Trustee to the extent, but only to the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith, or negligence of the Indenture Trustee.

                  Section 2.8 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this
Section 2.8. If the Servicer shall resign as Servicer under Section 7.5, or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the principal amount of the then Outstanding Notes or, with the consent of Holders of Notes evidencing not less than 25% of the principal amount of the then Outstanding Notes, by the Owner Trustee or by Holders of Certificates evidencing not less than 25% of the Certificate Balance, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.1. As soon as practicable after any termination of such appointment, the Servicer shall deliver, or cause to be delivered, the Receivable Files and the related accounts and records maintained by the Servicer to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee at such place or places as the Indenture Trustee may reasonably designate.

                ARTICLE III - ADMINISTRATION AND SERVICING OF
                        RECEIVABLES AND TRUST PROPERTY

                  Section 3.1 Duties of Servicer. (a) The Servicer, acting alone and/or through subservicers as provided in this Section 3.1, shall administer the Receivables with reasonable care. The Servicer's duties shall include, but not be limited to, the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state, or local governmental authorities, investigating delinquencies, reporting tax information to Obligors, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions, providing collection and repossession services in the event of Obligor default, coordinating or arranging inspection of Financed Vehicles relating to Final Payment Receivables at the end of the related Contract term, refinancing or selling Financed Vehicles relating to Final Payment Receivables at the end of the related Contract term depending upon the options chosen by the Obligors and making Advances pursuant to Sections 4.4(a) and (c). The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements, to the extent that such Dealer Agreements relate to the Receivables, the Financed Vehicles or the Obligors. In performing its duties as Servicer hereunder, the Servicer will exercise that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. Subject to Section 3.2, the Servicer shall follow its customary standards, policies, practices and procedures in performing its duties hereunder as Servicer. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders, the Noteholders or any one or more of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles, all in accordance with this Agreement; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance (including accrued interest) of any Receivable from the Obligor, except in connection with a de minimis deficiency, Excess Wear and Tear, Excess Mileage or disposition fees which the Servicer would not attempt to collect in accordance with its customary procedures, in which event the Servicer shall indemnify the Trust for such deficiency, Excess Wear and Tear, Excess Mileage or disposition fee. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Owner Trustee shall thereupon be deemed to have automatically assigned such Receivable to the Servicer, which assignment shall be solely for purposes of collection. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the names of the Indenture Trustee, the Certificateholders, the Noteholders or any of them. The Owner Trustee shall execute and deliver to the Servicer any powers of attorney and other documents as shall be prepared by the Servicer and reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Trust or the Owner Trustee all licenses, if any, required by the laws of any jurisdiction to be held by the Trust or the Owner Trustee in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

                  The Servicer may enter into subservicing agreements with one or more subservicers for the servicing and administration of certain of the Receivables and may perform its duties as Servicer hereunder utilizing the employees of MMSA. Notwithstanding anything to the contrary herein, the Servicer shall remain fully liable hereunder for the performance of the duties of Servicer, including such duties as may be performed by employees of MMSA or by any subservicer. In addition, any subservicer shall be and shall remain, for so long as it is acting as subservicer, an Eligible Servicer, and any fees paid to such subservicer shall be paid by the Servicer and not out of the proceeds of the Trust, and any such subservicer shall agree to service the Receivables in a manner consistent with the terms of this Agreement.

                  (b) References in this Agreement to actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken by the Servicer in servicing the Receivables and other actions taken, to be taken, permitted to be taken, or restrictions on actions to be taken with respect to the Trust Property shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken by a subservicer on behalf of the Servicer and references herein to payments received by the Servicer shall include payments received by a subservicer, irrespective of whether such payments are actually deposited in the Collection Account by such subservicer. Any such subservicing agreement will contain terms and provisions substantially identical to the terms and provisions of this Agreement and such other terms and provisions as are not inconsistent with this Agreement and as the Servicer and the subservicer have agreed.

                  (c) The Servicer shall be entitled to terminate any subservicing agreement in accordance with the terms and conditions of such subservicing agreement and without any limitation by virtue of this Agreement; provided, however, that, in the event of termination of any subservicing agreement by the Servicer, the Servicer shall either act directly as Servicer of the related Receivables or enter into a subservicing agreement with a successor subservicer which will be bound by the terms of the related subservicing agreement.

                  (d) As a condition to the appointment of any subservicer, the Servicer shall notify the Owner Trustee, the Indenture Trustee and the Rating Agencies in writing before such assignment becomes effective and such subservicer shall be required to execute and deliver an instrument in which it agrees that, for so long as it acts as subservicer of the Receivables and the other Trust Property being serviced by it, the covenants, conditions, indemnities, duties, obligations and other terms and provisions of this Agreement applicable to the Servicer hereunder shall be applicable to it as subservicer, that it shall be required to perform its obligations as subservicer for the benefit of the Trust as if it were Servicer hereunder (subject, however, to the right of the Servicer to direct the performance of such obligations in accordance with this Agreement) and that, notwithstanding any provision of a subservicing agreement to the contrary, such subservicer shall be directly liable to the Owner Trustee and the Trust (notwithstanding any failure by the Servicer to perform its duties and obligations hereunder) for the failure by such subservicer to perform its obligations hereunder or under any subservicing agreement, and that (notwithstanding any failure by the Servicer to perform its duties and obligations hereunder) the Owner Trustee may enforce the provisions of this Agreement and any subservicing agreement against the subservicer for the benefit of the Trust, without diminution of such obligations or liabilities by virtue of any subservicing agreement, by virtue of any indemnification provided thereunder or by virtue of the fact that the Servicer is primarily responsible hereunder for the performance of such duties and obligations, as if a subservicer alone were servicing and administering, under this Agreement, the Receivables and the other Trust Property being serviced by it under the subservicing agreement.

                  (e) Notwithstanding any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a subservicer or reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable to the Trust and the Owner Trustee for the servicing and administering of the Receivables and the other Trust Property in accordance with the provisions of this Agreement (including for the deposit of payments received by a subservicer, irrespective of whether such payments are actually remitted to the Servicer or deposited in the Collection Account by such subservicer; provided that if such amounts are so deposited, the Servicer shall have no further obligation to do so) without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from a subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables and the other Trust Property. The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  (f) In the event the Servicer for any reason no longer shall be acting as such (including by reason of the occurrence of an Event of Servicing Termination), the successor Servicer may, in its discretion, thereupon assume all of the rights and obligations of the outgoing Servicer under a subservicing agreement. In such event, the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the outgoing Servicer as a party to such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligation on the part of the outgoing Servicer to the subservicer under such subservicing agreement. The outgoing Servicer shall, upon request of the Indenture Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such subservicing agreement and the Receivables and the other Trust Property then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the successor Servicer. In the event that the successor Servicer elects not to assume a subservicing agreement, such subservicing agreement shall be immediately cancellable by the successor Servicer upon written notice to the subservicer and the outgoing Servicer, at its expense, shall cause the subservicer to deliver to the successor Servicer all documents and records relating to the Receivables and the other Trust Property being serviced thereunder and all amounts held (or thereafter received) by such subservicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Receivables and the other Trust Property being serviced by such subservicer to the successor Servicer.

                  (g) The Servicer shall be required to provide a computer tape or compact disk each month to Lewtan Technologies, Inc. containing information relating to the Receivables, including the name, address and telephone number of each Obligor and the balance on the Receivables. Lewtan Technologies shall provide a copy of the tape or disk to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee upon the written request of the Indenture Trustee. Lewtan Technologies, Inc. shall be paid a fee for such services and shall be reimbursed for any expenses incurred by it in connection with such services. The Servicer shall pay these amounts from its monthly Servicing Fee.

                  Section 3.2 Collection and Allocation of Receivable Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing practices and procedures it follows with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer shall not increase or decrease the number or amount of any Scheduled Payment, or the Amount Financed under a Receivable or the APR of a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that:

                           (i) in the case of a Deferred Payment Receivable or a Deferred Balloon Payment Receivable upon which the related Obligor has made one or more partial pre-payments on or prior to the date on which the first Scheduled Payment is due under the related Contract, the Servicer may, at any time on or before 90 days after that first Scheduled Payment is due, modify the terms of the Receivable including by reducing the amount of each Scheduled Payment; provided, that the Servicer may not change (x) the APR of such Receivable, and
         (y) the date on which the final Scheduled Payment under the Receivable is due from the date set forth in the related Contract as the date on which such final Scheduled Payment shall be due (any such Receivable, a "Modified Receivable"); and

                           (ii) the Servicer may extend the due date for one or more payments due on a Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable motor vehicle receivables that it services for itself and others and in accordance with its customary standards, policies, practices and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond October 31, 2008 and that such extensions, in the aggregate, do not exceed two months for each 12 months of the original term of the Receivable.

                  In the event that the Servicer fails to comply with the provisions of the preceding sentence, the Servicer shall be required to purchase the Receivable or Receivables affected thereby, for the Purchase Amount, in the manner specified in Section 3.7, as of the close of the Collection Period in which such failure occurs. The Servicer may, in its discretion, (but only in accordance with its customary standards, policies, practices and procedures), waive any late payment charge or any other fee that may be collected in the ordinary course of servicing a Receivable.

                  (b) With respect to each Final Payment Receivable, the Servicer, in accordance with its customary servicing standards, policies, practices and procedures, shall contact the Obligor on or before the due date of the Last Scheduled Payment specified in the related Contract. If, at such time, the Obligor under the Final Payment Receivable has notified MMCA on behalf of the Trust that it elects to sell the Financed Vehicle to MMCA on behalf of the Trust in accordance with the terms of the Receivable, the Servicer shall, upon delivery of the Financed Vehicle by the Obligor to MMCA on behalf of the Trust, inspect the Financed Vehicle for Excess Wear and Tear and Excess Mileage, and determine the necessity of any repairs. If the Servicer determines that such Financed Vehicle requires repairs as a result of Excess Wear and Tear, the Servicer shall require the Obligor to pay the estimated cost of such repairs to the Servicer. If the Obligor disputes the Servicer's estimate of the cost of such repairs, the Obligor may obtain, at the Obligor's own expense, a professional appraisal of the Financed Vehicle's value by an independent third-party appraiser acceptable to both the Obligor and the Servicer, and the cost of repairs for Excess Wear and Tear as determined by such appraisal shall be binding on the Obligor and the Servicer. The Servicer shall, pursuant to the related Contract, offset (x) the cost of repairs for Excess Wear and Tear as determined by the appraisal, any charges for Excess Mileage and the disposition fee payable to the Servicer pursuant to the related Contract, and the Principal Balance, accrued interest and any other amounts owed by the Obligor on the Receivable against (y) the purchase price otherwise due to the Obligor for the Financed Vehicle, and shall collect any excess of (x) over (y) from the Obligor.

                  (c) In connection with an Obligor's transfer of a Financed Vehicle to MMCA on behalf of the Trust in satisfaction of its obligation to pay the Last Scheduled Payment under a Final Payment Receivable, pursuant to the terms of the Contract related to such Last Scheduled Payment, the Servicer shall require the Obligor to pay a disposition fee (which the Servicer will retain as servicing compensation), whereupon the Servicer shall take possession of the related Financed Vehicle and shall prepare such Financed Vehicle for sale at auction or otherwise in accordance with the Servicer's customary servicing standards, policies, practices and procedures.

                  (d) Proceeds received by the Servicer from the payment by an Obligor of a Financed Vehicle of amounts attributable to Last Scheduled Payments and other amounts (including Excess Wear and Tear and Excess Mileage) owed by the Obligor and from the sale of a Financed Vehicle at auction or otherwise constitute proceeds of Last Scheduled Payments and collections on the Receivables, and shall be deposited into the Collection Account. Following the sale of the Financed Vehicle, the Servicer, on behalf of the Trust, shall deliver the related certificate of title to the purchaser of such Financed Vehicle. Following the Servicer's receipt of proceeds from the sale of such Financed Vehicle and amounts to be paid by the Obligor pursuant to subparagraph (b) above, the Servicer shall record on its books and records the termination of the Trust's ownership and security interest in the related Final Payment Receivable (and shall deliver copies thereof to the Indenture Trustee and the Owner Trustee upon written request within ten days of receipt of such request).

                  (e) If the Obligor under any Final Payment Receivable has notified the Dealer that it desires to refinance the amount that it owes on termination of the Receivable, MMCA will, in accordance with its customary servicing standards, policies, practices and procedures, make a decision to grant or deny credit, except for Contracts for which the Obligors have the right to refinance without such an assessment, in which case MMCA shall honor the Obligor's right to refinance. If credit is denied, the Servicer shall require the Obligor to satisfy its obligation to pay the remaining amounts owed in accordance with the terms of the Final Payment Receivable. If credit is granted, MMCA shall deposit an amount equal to the total amount owed by the Obligor on the Receivable to the Collection Account. Upon deposit of such amount into the Collection Account, the Trust's ownership and security interest in the related Financed Vehicle shall terminate, and the Trust will assign all interest in, to and under the Receivable and the related Financed Vehicle to MMCA. The Servicer shall record such termination on its books and records (and shall deliver copies thereof to the Indenture Trustee and the Owner Trustee upon written request within ten days of receipt of such request). If MMCA is no longer the Servicer, the Trust or any Holder of the Certificates may make arrangements for the successor Servicer or another party to provide refinancing of Last Scheduled Payments to Obligors who desire to satisfy the Last Scheduled Payment through refinancing and who meet such party's credit criteria, and any reasonable costs and expenses of the successor Servicer or such third party in determining whether to provide such refinancing shall be payable from amounts, if any, which would otherwise be released from the Reserve Account and paid to the Seller.

                  Section 3.3 Realization upon Receivables. (a) On behalf of the Trust, the Servicer shall use reasonable efforts, in accordance with the standard of care required by Section 3.1, to repossess or otherwise convert the ownership of each Financed Vehicle securing a Defaulted Receivable. In taking such action, the Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable automotive receivables, and as are otherwise consistent with the standard of care required under Section 3.1, which shall include the exercise of any rights of recourse to Dealers under the Dealer Agreements. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle and any deficiency obtained from the Obligor. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds (or Recoveries) of the related Receivable by an amount equal to or greater than the amount of such expenses.

                  (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer of the rights of recourse under such Dealer Agreement. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, the Owner Trustee, at the Servicer's expense and direction, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement, including bringing suit in its name or the names of the Indenture Trustee, the Certificateholders, the Noteholders or any of them.

                  Section 3.4 Physical Damage Insurance. The Servicer shall follow its customary servicing procedures to determine whether or not each Obligor shall have maintained physical damage insurance covering the related Financed Vehicle.

                  Section 3.5 Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with the standard of care required under
Section 3.1, shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Trust hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest on behalf of the Trust and the Indenture Trustee in the event the Servicer receives notice of, or otherwise has actual knowledge of, the relocation of a Financed Vehicle or for any other reason.

                  Section 3.6 Covenants of Servicer. The Servicer hereby makes the following covenants:(a) Security Interest to Remain in Force. The Financed Vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as contemplated herein.

                  (b) No Impairment. The Servicer will not (nor will it permit any subservicer to) impair in any material respect the rights of the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders in the Receivables or, subject to clause (c) below, otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders hereunder would be materially adversely affected.

                  (c) Amendments. The Servicer will not increase or decrease the number or amount of Scheduled Payments or the Amount Financed under a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable, except pursuant to Section 3.2(a).

                  Section 3.7 Purchase by Servicer upon Breach. The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of Section 3.2(a), 3.5 or 3.6. If the breach shall not have been cured by the last day of the Collection Period which includes the 60th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, and such breach materially and adversely affects the interests of the Trust in a Receivable, the Servicer shall purchase such Receivable or Receivables on the immediately succeeding Payment Date; provided, however, that with respect to a breach of Section 3.2(a), the Servicer shall repurchase the affected Receivable from the Trust at the end of the Collection Period in which such breach occurs. In consideration of the purchase of a Receivable hereunder, the Servicer shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.5(a). Except as provided in Section 7.2, the sole remedy of the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders against the Servicer with respect to a breach pursuant to Section 3.2, 3.5 or 3.6 shall be to require the Servicer to repurchase Receivables pursuant to this Section 3.7. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 3.7 or the eligibility of any Receivable for purposes of this Agreement.

                  Section 3.8 Servicing Compensation. The "Servicing Fee" with respect to a Collection Period shall be an amount equal to the product of one-twelfth (1/12) of the sum of (x) 1% of the aggregate Principal Balance of all Receivables other than Deferred Payment Receivables and Deferred Balloon Payment Receivables and (y) 0.25% of the aggregate Principal Balance of Deferred Payment Receivables and Deferred Balloon Payment Receivables, in each case as of the first day of such Collection Period. As additional servicing compensation, the Servicer shall also be entitled to earnings (net of losses and investment expenses) on amounts on deposit in the Payahead Account, disposition fees paid with respect to Final Payment Receivables and any administrative fees and charges and all late payment fees actually collected (from whatever source) on the Receivables other than fees paid in connection with the extension or deferral of payments on a Receivable (the "Supplemental Servicing Fee"). The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including fees and expenses of the Owner Trustee and the Indenture Trustee (and any custodian appointed by the Owner Trustee and the Indenture Trustee) and independent accountants, any subservicer, taxes imposed on the Servicer or any subservicer (to the extent not paid by such subservicer), expenses incurred in connection with distributions and reports to the Certificateholders and the Noteholders, and any fees and reimbursements for expenses paid to Lewtan Technologies, Inc.), except expenses incurred in connection with realizing upon Receivables under
Section 3.3.

                  Section 3.9 Servicer's Certificate. On or before the Determination Date immediately preceding each Payment Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a certificate of a Servicing Officer substantially in the form of Exhibit A hereto (a "Servicer's Certificate") and attached to a Servicer's report containing all information necessary to make the transfers and distributions pursuant to Sections 4.3, 4.4, 4.5, 4.6 and 4.7, together with the written statements to be furnished by the Owner Trustee to Certificateholders pursuant to Section 4.9 and by the Indenture Trustee to the Noteholders pursuant to Section 4.9 hereof and
Section 6.6 of the Indenture. Upon written request of the Owner Trustee or the Indenture Trustee, the Servicer also shall separately identify (by account number of the Receivable as it appears in the related Schedule of Receivables) in a written notice to the Owner Trustee or the Indenture Trustee, as the case may be, the Receivables to be repurchased by the Seller or to be purchased by the Servicer, as the case may be, on the related Payment Date, and, also upon written request of one of the foregoing parties, each Receivable which became a Defaulted Receivable during the related Collection Period. The Servicer shall deliver to the Rating Agencies any information, to the extent it is available to the Servicer, that the Rating Agencies reasonably request in order to monitor the Trust.

                  Section 3.10 Annual Statement as to Compliance; Notice of Event of Servicing Termination. (a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before March 31 of each year, commencing March 31, 2002, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such shorter period, with respect to the first such Officer's Certificate) and of its performance of its obligations under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or such shorter period with respect to the first such Officer's Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate shall be delivered by the Indenture Trustee to each Noteholder, promptly following the Indenture Trustee's receipt of such certificate, pursuant to Section 7.4 of the Indenture. In addition, a copy of such certificate may be obtained by any Certificateholder by a request in writing to the Owner Trustee or by any Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee shall promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

                  (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly upon having knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which constitutes or, with the giving of notice or lapse of time or both, would become, an Event of Servicing Termination under Section 8.1.

                  Section 3.11 Annual Independent Certified Public Accountants' Reports. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer, the Seller or to MMCA) to deliver to the Owner Trustee and the Indenture Trustee on or before March 31 of each year, commencing March 31, 2002, a report addressed to the Board of Directors of the Servicer with respect to the preceding calendar year (or such shorter period, with respect to the first such report) to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, (2) included tests relating to motor vehicle loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement, and (3) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and sports-utility vehicle loans serviced for others that such firm is required to report under the Program. Such report shall also indicate that the firm is independent with respect to the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. A copy of such report shall be delivered by the Indenture Trustee to each Noteholder, promptly following the Indenture Trustee's receipt of such report, pursuant to Section 7.4 of the Indenture. In addition, a copy of such report may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office.

                  Section 3.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide the Certificateholders, the Indenture Trustee and the Noteholders with access to the Receivable Files in the cases where the Certificateholders, the Indenture Trustee or the Noteholders shall be required by applicable statutes or regulations to have access to such documentation. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.12. Any Certificateholder or Noteholder, by its acceptance of a Certificate or Note, as the case may be, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section confidential, except as may be required by applicable law.

                  Section 3.13 Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act , and the rules and regulations of the Commission thereunder. The Seller shall, at its expense, cooperate in any reasonable request made by the Servicer in connection with such filings.

                  Section 3.14 Reports to Rating Agencies. The Servicer shall deliver to each Rating Agency, at such address as each Rating Agency may request, a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and any subservicing agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.

                 ARTICLE IV - DISTRIBUTIONS; RESERVE ACCOUNT;
               STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

                  Section 4.1 Accounts. (a) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee, at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of Bank of Tokyo-Mitsubishi Trust Company), which shall be designated as the "Collection Account." The Collection Account shall be held in trust for the benefit of the Noteholders and the Certificateholders. The Collection Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Collection Account in accordance with the terms of this Agreement, the Indenture and the Trust Agreement. All monies deposited from time to time in the Collection Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits to and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents.

                  If the Servicer is required to remit collections pursuant to the first sentence of Section 4.2(a), all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Collection Account, in Permitted Investments that mature not later than the Business Day immediately prior to the Payment Date for the Collection Period to which such amounts relate and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Collection Account shall be withdrawn from the Collection Account at the written direction of the Servicer and shall be deposited in the Certificate Distribution Account. In the event that the Collection Account is no longer to be maintained at the corporate trust department of Bank of Tokyo-Mitsubishi Trust Company, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Collection Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent).

                  (b) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of Bank of Tokyo-Mitsubishi Trust Company), which shall be designated as the "Note Payment Account." The Note Payment Account shall be held in trust for the exclusive benefit of the Noteholders. The Note Payment Account shall be under the sole dominion and control of the Indenture Trustee. All monies deposited from time to time in the Note Payment Account pursuant to this Agreement and the Indenture shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Indenture. In the event that the Note Payment Account is no longer to be maintained at the corporate trust department of Bank of Tokyo-Mitsubishi Trust Company, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Note Payment Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent).

                  (c) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Trust at a Qualified Institution or Qualified Trust Institution (which shall initially be Wilmington Trust Company), which shall be designated as the "Certificate Distribution Account." Except as provided in the Trust Agreement, the Certificate Distribution Account shall be held in trust for the benefit of the Certificateholders. The Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee; provided that the Indenture Trustee may make deposits to such account in accordance with the directions of the Servicer pursuant to this Agreement and the Indenture. All monies deposited from time to time in the Certificate Distribution Account pursuant to this Agreement and the Indenture shall be held by the Owner Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Trust Agreement. In the event that the Certificate Distribution Account is no longer to be maintained at Wilmington Trust Company, the Servicer shall, with the Owner Trustee's assistance as necessary, cause the Certificate Distribution Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent) and shall promptly notify the Indenture Trustee of the account number and location of such account.

                  (d) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of Bank of Tokyo-Mitsubishi Trust Company), which shall be designated as the "Payahead Account." The Payahead Account shall be held in trust for the benefit of the Noteholders and the Certificateholders. The Payahead Account shall be under the sole dominion and control of the Indenture Trustee provided, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Payahead Account in accordance with this Agreement and the Indenture. All monies deposited from time to time in the Payahead Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits to and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents.

                  On the Closing Date, the Seller shall deposit an amount equal to the Payahead Account Deposit into the Payahead Account from the net proceeds of the sale of the Notes and the Certificates.

                  If the Servicer is required to remit collections pursuant to the first sentence of Section 4.2(a), all amounts held in the Payahead Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Payahead Account, in Permitted Investments that mature not later than the Business Day immediately prior to the Payment Date for the Collection Period to which such amounts relate and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Payahead Account shall be withdrawn from the Payahead Account at the direction of the Servicer and shall be paid to the Servicer as additional servicing compensation. In the event that the Payahead Account is no longer to be maintained at the corporate trust department of Bank of Tokyo-Mitsubishi Trust Company, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Payahead Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent).

                  (e) Notwithstanding the provisions of clause (f) above, for so long as (i) MMCA is the Servicer, (ii) the rating of MMCA's short-term unsecured debt is at least "Prime-1" by Moody's, at least "A-1" by S&P and at least "F1" by Fitch and (iii) no Events of Servicing Termination shall have occurred (each, a "Monthly Remittance Condition"), Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Servicer. So long as such Monthly Remittance Conditions are met, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Collection Account in accordance with
Section 4.6(a)(i). At all times as such Monthly Remittance Conditions are not met, the Servicer shall deposit in the Payahead Account the amount of any Payaheads then held or received by it. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied, the Servicer may utilize, with respect to Payaheads, an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to the Notes and the Certificates. The Owner Trustee and the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clauses (ii) or
(iii) of the first sentence of this Section 4.1(e) that would require remittance of the Payaheads to the Payahead Account unless the Owner Trustee or the Indenture Trustee has received written notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the Holders of Notes evidencing not less than 25% of the principal balance of the then Outstanding Notes or from the Holders of Certificates evidencing not less than 25% of the Certificate Balance or unless a Responsible Officer in the Corporate Trust Office with knowledge hereof and familiarity herewith has actual knowledge of such event or circumstance.

                  (f) The Servicer shall be permitted to remit to any Obligor, upon the request of such Obligor, the Payahead Balance with respect to such Obligor's Receivable or such lesser amount as is requested by such Obligor, in accordance with the Servicer's customary standards, policies, practices and procedures, to the extent that such amount is not then due on such Receivable. Upon any such remittance, the Payahead Balance with respect to such Receivable shall be reduced by the amount of such remittance.

                  Section 4.2 Collections. (a) Subject to the provisions of subsection (b) below, the Servicer shall remit to the Collection Account (i) all payments by or on behalf of the Obligors (including, subject to the next two sentences, Payaheads on the Receivables, but excluding payments with respect to Purchased Receivables and amounts included in the Supplemental Servicing Fee), including amounts treated as collections on Final Payment Receivables pursuant to Section 3.2(d) and (ii) all Liquidation Proceeds and all Recoveries, received by the Servicer during any Collection Period, as soon as practicable, but in no event after the close of business on the second Business Day after receipt thereof. Collections of Payaheads shall be deposited in the Collection Account, pursuant to the preceding sentence for purposes of administrative convenience only, pending determination of the amount to be deposited in the Payahead Account (or in the event that the Monthly Remittance Conditions are satisfied, remitted to the Servicer pursuant to Section 4.1(e)), which amount shall be deposited in the Payahead Account as soon as practicable but in no event later than the Payment Date immediately following collection, and such amounts shall not be transferred to the Collection Account until due.

                  MMCA, for so long as it is acting as the Servicer, may make remittances of collections on a less frequent basis than that specified in the immediately preceding paragraph. It is understood that such less frequent remittances may be made only on the specific terms and conditions set forth below in this Section 4.2(a) and only for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this Section 4.2(a), the Servicer shall remit collections received during a Collection Period to the Collection Account in immediately available funds on the Business Day prior to the related Payment Date but only for so long as each Monthly Remittance Condition is satisfied. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied, the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to the Notes and the Certificates. The Owner Trustee or the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clauses (ii) or
(iii) of the definition of Monthly Remittance Condition that would require daily remittance by the Servicer to the Collection Account unless the Owner Trustee or the Indenture Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or written notice from the Holders of Notes evidencing not less than 25% of the principal balance of the then outstanding Notes or from the Holders of Certificates evidencing not less than 25% of the Certificate Balance or a Responsible Officer in the Corporate Trust Office with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstance.

                  (b) In those cases where a subservicer is servicing a Receivable, the Servicer shall cause the subservicer to remit to the Collection Account, as soon as practicable, but in no event after the close of business on the second Business Day after receipt thereof by the subservicer (but subject to the provisions of Section 4.2(a)) the amounts referred to in
Section 4.2(a) in respect of a Receivable being serviced by the subservicer.

                  Section 4.3 Application of Collections. (a) For the purposes of this Agreement, as of the close of business on the last day of each Collection Period, all collections received pursuant to Section 4.2 for such Collection Period for each Receivable (excluding the amounts actually collected with respect to the Supplemental Servicing Fee and amounts collected with respect to a Purchased Receivable) shall be applied by the Servicer, in the case of (i) a Simple Interest Receivable that is a Standard Receivable, to interest and principal on the Receivable in accordance with the Simple Interest Method, (ii) a Simple Interest Receivable that is a Final Payment Receivable, to interest and principal in accordance with the Simple Interest Method first, to accrued but unpaid interest, second, to the Level Pay Balance of such Receivable, third, to the principal portion of the Last Scheduled Payment to the extent a Last Scheduled Payment Advance has not been made by the Servicer with respect to such Last Scheduled Payment and fourth, to the extent of any unreimbursed Last Scheduled Payment Advance with respect to such Simple Interest Receivable, to reimburse the Servicer for such Last Scheduled Payment Advance and (iii) an Actuarial Receivable, first, to the Scheduled Payment of such Actuarial Receivable, second to the extent of any unreimbursed Actuarial Advances with respect to such Actuarial Receivable, to reimburse the Servicer for any such Actuarial Advances, third, to the extent of any unreimbursed Last Scheduled Payment Advance with respect to such Actuarial Receivable, to reimburse the Servicer for such Last Scheduled Payment Advance and fourth, to the extent that any amounts are remaining then due to a prepayment of such Actuarial Receivable, if the sum of such remaining amount and the previous Payahead Balance shall be sufficient to prepay the Actuarial Receivable in full, and otherwise to the Payahead Account (or, if all Monthly Remittance Conditions are satisfied, to the Servicer) as a Payahead.

                  (b) All Liquidation Proceeds and any Recoveries, and any proceeds realized upon the liquidation, sale or dissolution of the Owner Trust Estate (or any part thereof) upon the occurrence of an Event of Default under the Indenture shall, with respect to any Final Payment Receivable be applied first to accrued but unpaid interest thereon, second, to the Level Pay Balance of such Receivable and third, to the principal portion of the related Last Scheduled Payment.

                  Section 4.4 Advances. (a) As of the close of business on the last day of each Collection Period, if the payments during such Collection Period by or on behalf of the Obligor on or in respect of an Actuarial Receivable (other than a Purchased Receivable) after application under Section
4.3 shall be less than the Scheduled Payment, the Payahead Balance of such Receivable shall be applied by the Indenture Trustee to the extent of the shortfall, and such Payahead Balance shall be reduced accordingly. Subject to the last sentence of this Section 4.4(a), on each Payment Date the Servicer shall advance an amount equal to the excess, if any, of the Scheduled Payment with respect to an Actuarial Receivable over the sum of the (x) payments received on or in respect of such Actuarial Receivable during the preceding Collection Period and (y) the Payahead Balance with respect to such Actuarial Receivable (such advance, an "Actuarial Advance"); provided that the Servicer shall make Actuarial Advances with respect to the Last Scheduled Payment on Actuarial Receivables that are Final Payment Receivables in accordance with
Section 4.4(b). All applications of the Payahead Balance of a Receivable by the Indenture Trustee and all Actuarial Advances by the Servicer pursuant to this Section 4.4(a) shall be made based on the information set forth in the Servicer's report attached to the Servicer's Certificate delivered pursuant to
Section 3.9. Notwithstanding anything in this Agreement to the contrary, no successor to Mitsubishi Motors Credit of America, Inc. as Servicer shall be required to make Actuarial Advances.

                  (b) As of the last day of the Collection Period in which the Last Scheduled Payment with respect to a Final Payment Receivable is due, if the payments during such Collection Period by or on behalf of the related Obligor on or in respect of such Last Scheduled Payment after application under Section 4.3(a) and, in the case of an Actuarial Receivable, the amounts, if any, in the Payahead Account allocable to such Last Scheduled Payment, shall be less than the amount of such Last Scheduled Payment, the Servicer shall advance an amount equal to the shortfall by depositing such amount into the Collection Account on the related Payment Date (such advance, a "Last Scheduled Payment Advance"). Notwithstanding anything in this Agreement to the contrary, no successor to Mitsubishi Motors Credit of America, Inc. as Servicer shall be required to make Last Scheduled Payment Advances.

                  (c) (i) Upon either the written instructions of the Servicer or based solely upon the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9, the Indenture Trustee shall release from amounts available in the Payahead Account, the amounts required to be released from amounts available in the Payahead Account pursuant to Sections 4.4(a) and (b) with respect to each Collection Period and shall deposit such amounts in the Collection Account on the related Payment Date pursuant to Section 4.5(a).

                           (ii) On each Payment Date, the Servicer shall deposit into the Collection Account an amount equal to the aggregate amount of Actuarial Advances required to be made with respect to related Collection Period.

                  (d) On each Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account for distribution to the Servicer, in immediately available funds, an amount equal to the sum of
(i) the aggregate amount of collections on Actuarial Receivables with respect to which the Servicer has made Actuarial Advances in a prior Collection Period that are allocable to the reimbursement of such Actuarial Advances pursuant to
Section 4.3(a) and (ii) the aggregate amount of Actuarial Advances that the Servicer has not been reimbursed for pursuant to this Section 4.4(d) or
Section 4.5(b) with respect to Actuarial Receivables that became Defaulted Receivables in the related Collection Period.

                  (e) On each Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account for distribution to the Servicer, in immediately available funds, an amount equal to the sum of
(i) the aggregate amount of collections on Final Payment Receivables in the related Collection Period that are allocable to the reimbursement of Last Scheduled Payment Advances pursuant to Section 4.3(a) and (ii) the aggregate amount of losses on Last Scheduled Payments that the Servicer has recorded in its books and records during the related Collection Period to the extent such losses are allocable to Last Scheduled Payments with respect to which the Servicer has made Last Scheduled Payment Advances, but only to the extent such Last Scheduled Payment Advances have not already been reimbursed pursuant to this Section 4.4(e) or Section 4.5(b).

                  Section 4.5 Additional Deposits. (a) The Indenture Trustee shall deposit in the Collection Account amounts required pursuant to Section 4.4(c). The Servicer shall deposit in the Collection Account amounts required to be advanced by the Servicer pursuant to Sections 4.4(a) and (b). The Seller and the Servicer shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables pursuant to Section 2.3, 3.7 or 9.1. The Indenture Trustee shall deposit in the Collection Account any amounts received pursuant to the Yield Supplement Agreement and any amounts received from the Letter of Credit Bank or the Yield Supplement Account pursuant to Article V on the date of receipt thereof. All such deposits with respect to a Collection Period shall be made in immediately available funds no later than 10:00 a.m., New York City time, on the Payment Date related to such Collection Period.

                  (b) The Indenture Trustee shall, on or prior to 10:00 a.m., New York City time, on the Payment Date relating to each Collection Period make the following withdrawals from the Reserve Account in the following order of priority (in each case as set forth in the Servicer's Certificate for such Payment Date): (i) an amount equal to the Reserve Account Advance Draw Amount, if any, calculated by the Servicer pursuant to Section 4.6(b), and shall pay such amount to the Servicer and (ii) an amount equal to the Reserve Account TRP Draw Amount, if any, calculated by the Servicer pursuant to Section 4.6(b), and shall deposit to the Collection Account.

                  Section 4.6 Allocation of Total Available Funds. (a) On each Payment Date, the Indenture Trustee shall cause to be made the following transfers and distributions in immediately available funds in the amounts set forth in the Servicer's Certificate for such Payment Date:

                           (i) To the Collection Account from the Payahead Account (if the Monthly Remittance Conditions are not then satisfied) or otherwise from amounts remitted by the Servicer pursuant to
         Section 4.1(e) an amount equal to the sum of:

                           (1) the aggregate portion of Payaheads constituting
                  Scheduled Payments with respect to the preceding Collection Period and prepayments in full received during the preceding Collection Period, as required by Sections 4.3 and 4.4(a); and

                           (2) the Payahead Balance, if any, relating to any
                  Purchased Receivable;

                           (ii) From the Collection Account to the Payahead Account or, if the Monthly Remittance Conditions are then satisfied, to the Servicer, the aggregate Payaheads received during the preceding Collection Period, as required by Section 4.3.

                  (b) On each Determination Date, the Servicer shall calculate the Available Funds, the Total Servicing Fee, the Accrued Note Interest for each Class of Notes, the Principal Distribution Amount, the Total Yield Supplement Overcollateralization Amount, the Yield Supplement Amount and the Last Scheduled Payment Principal Collections, in each case with respect to the following Payment Date. In addition, on each Determination Date the Servicer shall calculate the following amounts with respect to such Payment Date:

                           (i) an amount equal to the lesser of (x) the amount, if any, by which the aggregate amount payable to the Servicer out of the Collection Account on such Payment Date as reimbursement for Actuarial Advances pursuant to Section 4.4(d) and for Last Scheduled Payment Advances pursuant to Section 4.4(e) exceeds the amount in the Collection Account available for such purpose (without giving effect to any deposits thereto from amounts in the Reserve Account but giving effect to all other deposits to the Collection Account required to be made on such Payment Date) and (y) the Reserve Account Amount for such Payment Date (without giving effect to any deposits of Total Available Funds but giving effect to all other deposits to the Reserve Account on such Payment Date) (the "Reserve Account Advance Draw Amount");

                           (ii) an amount equal to the lesser of (x) the amount, if any, by which the Total Required Payment for such Payment Date exceeds the Available Funds for such Payment Date and (y) an amount equal to the Reserve Account Amount (without giving effect to any deposits of Total Available Funds on such Payment Date) for such Payment Date, less the Reserve Account Advance Draw Amount for such Payment Date (the "Reserve Account TRP Draw Amount");

                           (iii) the Total Available Funds for such Payment Date; and

                           (iv) the Reserve Account Amount with respect to such Payment Date after giving effect to the Reserve Account Advance Draw Amount and the Reserve Account TRP Draw Amount for such Payment Date, and the difference, if any, between the Reserve Account Amount and the Specified Reserve Balance for such Payment Date.

(c) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9) to withdraw the Total Available Funds on deposit in the Collection Account for the related Collection Period and make the following payments and deposits for such Payment Date in the following order of priority:

                           (i) to the Servicer the Total Servicing Fee;

                           (ii) to the Note Payment Account, the Accrued Note Interest for the Class A Notes;

                           (iii) to the Note Payment Account, the Accrued Note Interest for the Class B Notes;

                           (iv) to the Note Payment Account, the Principal Distribution Amount;

                           (v) to the Reserve Account, the amount, if any, necessary to reinstate the balance in the Reserve Account up to the Specified Reserve Balance; and

                           (vi) to the Certificate Distribution Account, any remaining portion of the Total Available Funds.

                  Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, on each Payment Date the Total Available Funds shall be deposited in the Note Payment Account and applied in accordance with
Section 2.8(f) of the Indenture.

                  Section 4.7 Reserve Account. (a) The Seller shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of Bank of Tokyo-Mitsubishi Trust Company), which shall be designated as the "Reserve Account." The Reserve Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to the Reserve Account in accordance with this Agreement and the Indenture. On the Closing Date, the Seller will deposit the Reserve Account Initial Deposit into the Reserve Account from the net proceeds of the sale of the Notes. The Reserve Account and all amounts, securities, investments, financial assets and other property deposited in or credited to the Reserve Account (the "Reserve Account Property") has been conveyed by the Seller to the Trust pursuant to
Section 2.1(a). Pursuant to the Indenture, the Trust will pledge all of its right, title and interest in, to and under the Reserve Account and the Reserve Account Property to the Indenture Trustee on behalf of the Noteholders to secure its obligations under the Notes and the Indenture.

                  The Reserve Account Property shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Reserve Account, in Permitted Investments that mature not later than the Business Day immediately preceding the next Payment Date, and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Account shall, upon the written direction of the Servicer, be paid to the Seller on any Payment Date to the extent that funds on deposit therein, as certified by the Servicer, exceed the Specified Reserve Balance. In the event the Reserve Account is no longer to be maintained at the corporate trust department of Bank of Tokyo-Mitsubishi Trust Company, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Reserve Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent).

                  (b) With respect to any Reserve Account Property:

                           (i) any Reserve Account Property that is a "financial asset" as defined in Section 8-102(a)(9) of the UCC shall be physically delivered to, or credited to an account in the name of, the Qualified Institution or Qualified Trust Institution maintaining the Reserve Account in accordance with such institution's customary procedures such that such institution establishes a "securities entitlement" in favor of the Indenture Trustee with respect thereto;

                           (ii) any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Rating and each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto; and

                           (iii) except for any deposit accounts specified in clause (ii) above, the Reserve Account shall only be invested in securities or in other assets which the Qualified Institution or Qualified Trust Institution maintaining the Reserve Account agrees to treat as "financial assets" as defined in Section 8-102(a)(9) of the UCC.

                  (c) If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits thereto or withdrawals therefrom on such Payment Date) is greater than the Specified Reserve Balance for such Payment Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of such excess to the Seller; provided that the Indenture Trustee and the Owner Trustee hereby release, on each Payment Date, their security interest in, to and under Reserve Account Property distributed to the Seller.

                  (d) Following the payment in full of the aggregate principal balance of the Notes and the Certificate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders or Certificateholders and the termination of the Trust, any remaining Reserve Account Property shall be distributed to the Seller.

                  Section 4.8 Net Deposits. As an administrative convenience only, unless the Servicer is required to remit collections pursuant to the first sentence of Section 4.2(a), the Seller and the Servicer may make any remittance pursuant to this Article IV with respect to a Collection Period net of distributions to be made to the Seller or the Servicer with respect to such Collection Period. Nonetheless, such obligations shall remain separate obligations, no party shall have a right of offset, and each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

                  Section 4.9 Statements to Noteholders and
Certificateholders. On or prior to each Payment Date, the Servicer shall provide to the Indenture Trustee (with copies to the Rating Agencies and each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with copies to the Rating Agencies and to each Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date a statement in substantially the forms of Exhibits B and C, respectively, setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

                           (i) the amount of such distribution allocable to principal paid to each Class of Notes and to the Certificates;

                           (ii) the amount of such distribution allocable to interest paid to each Class of Notes;

                           (iii) the Yield Supplement Amount;

                           (iv) the amount of the Total Servicing Fee with respect to the related Collection Period;

                           (v) the aggregate outstanding principal balance of each Class of Notes, the applicable Note Pool Factor, the Certificate Balance and the Certificate Pool Factor as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

                           (vi) the Pool Balance, the Level Pay Pool Balance and the Last Scheduled Payment Pool Balance, in each case as of the close of business on the last day of the related Collection Period;

                           (vii) the amounts of the Interest Carryover
         Shortfall, if any, for the next Payment Date and the portion thereof attributable to each Class of Notes;

                           (viii) the amount of the aggregate Realized Losses, if any, with respect to the related Collection Period;

                           (ix) the balance of the Reserve Account on such Payment Date, after giving effect to changes therein on such Payment Date;

                           (x) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer, if any, with respect to the related Collection Period; and

                           (xi) the amount of Actuarial Advances and Last Scheduled Payment Advances, if any, with respect to the related Collection Period.

                  Each amount set forth on the Payment Date statement pursuant to clauses (i), (ii), (iv) and (vii) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate or Note, as applicable.

                  Section 4.10 Control of Securities Accounts. Notwithstanding anything else contained herein, the Trust agrees that each of the Collection Account, the Note Payment Account, the Reserve Account and the Yield Supplement Account will only be established at a Qualified Institution or Qualified Trust Institution that agrees substantially as follows: (i) it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC; i.e., orders directing the transfer or redemption of any financial asset) relating to such accounts issued by the Indenture Trustee without further consent by the Seller or the Trust; (ii) until the termination of the Indenture, it will not enter into any other agreement relating to any such account pursuant to which it agrees to comply with entitlement orders of any Person other than the Indenture Trustee; and (iii) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to such accounts.


              ARTICLE V - YIELD SUPPLEMENT LETTER OF CREDIT AND
                         THE YIELD SUPPLEMENT ACCOUNT

                  Section 5.1 Yield Supplement Letter of Credit and the Yield Supplement Account. (a) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of Bank of Tokyo-Mitsubishi Trust Company), which shall be designated as the "Yield Supplement Account" (the Yield Supplement Account, together with the Payahead Account, the Collection Account, the Note Payment Account and the Reserve Account, the "Trust Accounts"). Amounts on deposit in the Yield Supplement Account will be used for the payment of any Yield Supplement Amounts required to be paid on any Payment Date pursuant to the Yield Supplement Agreement which MMCA has not paid as of such Payment Date. The Yield Supplement Account shall be under the sole dominion and control of the Indenture Trustee provided, that the Servicer may make deposits to and direct the Indenture Trustee to make withdrawals from the Yield Supplement Account in accordance with this Agreement and the Yield Supplement Agreement. On the Closing Date, the Seller shall deposit an amount equal to the Initial Yield Supplement Amount into the Yield Supplement Account from the net proceeds of the sale of the Notes. To the extent, on any Payment Date, the amount on deposit in the Yield Supplement Account (after giving effect to any withdrawals to be made on such Payment Date, but exclusive of net investment income) is greater than the Specified Yield Supplement Account Balance for such Payment Date, then, in such event, the Servicer shall instruct the Indenture Trustee in writing to pay such excess amount to the Seller.

                  All amounts held in the Yield Supplement Account shall be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Yield Supplement Account in Permitted Investments that mature not later than the Business Day immediately preceding the next Payment Date and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Yield Supplement Account shall be withdrawn from the Yield Supplement Account at the written direction of the Servicer and shall be paid to the Seller. In the event that the Yield Supplement Account is no longer to be maintained at the corporate trust department of Bank of Tokyo-Mitsubishi Trust Company, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Yield Supplement Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent).

                  The Seller hereby sells, conveys and transfers to the Trust the Yield Supplement Account, all funds and investments on deposit therein or credited thereto and all proceeds thereof, subject, however, to the limitations set forth below.

                  Pursuant to the Indenture, the Trust will pledge its rights under the Yield Supplement Agreement (including its rights to amounts on deposit in the Yield Supplement Account) to the Indenture Trustee to secure its obligations under the Notes and the Indenture. Such sale, conveyance and transfer of the Yield Supplement Account by the Seller to the Trust, and such pledge by the Trust of its rights to amounts in the Yield Supplement Account to the Indenture Trustee, shall be subject to the following limitations:

                           (i) All or a portion of the Yield Supplement
         Account may be invested and reinvested in the manner specified in
         Section 5.1(a) in accordance with written instructions from the Servicer. All such investments shall be made in the name of the Indenture Trustee and all income and gain realized thereon shall be solely for the benefit of the Seller and shall be payable by the Indenture Trustee to the Seller upon written direction of the Servicer as specified in Section 5.1(a);

                           (ii) If, with respect to any Collection Period, MMCA shall have failed to make or cause to be made in full the remittance of the Yield Supplement Amount on the date required by the Yield Supplement Agreement, the Indenture Trustee not later than 10:00 a.m. (New York City time) on the Payment Date, shall, upon the written direction of the Servicer, withdraw from the Yield Supplement Account and deposit into the Collection Account the amount of the shortfall between the amount of funds that are required to be remitted by MMCA with respect to the Yield Supplement Agreement as set forth in the Servicer's Certificate and the amount of funds actually so remitted and to the extent of any remaining shortfall, the Indenture Trustee shall withdraw an amount equal thereto from the Reserve Account, and deposit such amounts in the Collection Account; and

                           (iii) Upon termination of this Agreement in accordance with Section 9.1 or (a) in the event that the Seller obtains a Yield Supplement Letter of Credit or (b) the Seller otherwise satisfies the requirements with respect to the Yield Supplement Agreement established by the Rating Agencies, in either case as evidenced by satisfaction of the Rating Agency Condition and an Officer's Certificate of the Seller that all conditions to the liquidation of the Yield Supplement Account have been satisfied, any amounts on deposit in the Yield Supplement Account shall, upon written request of the Seller, be paid to the Seller.

                  (b) If a Yield Supplement Letter of Credit has been obtained by MMCA, and if, with respect to any Collection Period, MMCA shall have failed to make or cause to be made in full the remittance of the Yield Supplement Amount, upon written notice by the Servicer of such failure (which notice shall be given no later than 10:00 a.m. (New York City time) on the Payment Date for such Collection Period), the Indenture Trustee shall draw on the Yield Supplement Letter of Credit in accordance with the terms thereof, in the amount of the shortfall between the amount of funds with respect to the Yield Supplement Amount that are required to be remitted by MMCA with respect to the Yield Supplement Agreement as set forth in the Servicer's Certificate and the amount of funds actually so remitted as set forth in the Servicer's Certificate. Any such draw on the Yield Supplement Letter of Credit shall be made after receipt of the related Servicer's Certificate on or before 11:00 a.m. (New York City time) on the Payment Date for such Collection Period. Upon receipt of a request for a draw by the Indenture Trustee under the Yield Supplement Letter of Credit, the Letter of Credit Bank is to promptly make a payment to the Indenture Trustee in an amount equal to the Yield Supplement Amount (minus payments made on the Yield Supplement Agreement), and the Indenture Trustee shall deposit into the Collection Account pursuant to
Section 4.5(a) the amount received from the Letter of Credit Bank in respect of such drawing. The Servicer shall include in each Servicer's Certificate, or in an Officer's Certificate provided to the Indenture Trustee with each Servicer's Certificate, the Stated Amount (as defined in the Yield Supplement Letter of Credit) of the Yield Supplement Letter of Credit as of the close of business on the last day of the Collection Period preceding the date of such Servicer's Certificate. In the event that the rating of the Letter of Credit Bank declines below the Required Rating, the Servicer shall promptly notify the Indenture Trustee in writing of such decline, and upon receipt of such notification, the Indenture Trustee shall, unless a suitable replacement letter of credit shall have been delivered, promptly draw the full amount available under the Yield Supplement Letter of Credit and deposit such amount in the Yield Supplement Account.

                           ARTICLE VI - THE SELLER

                  Section 6.1 Representations, Warranties and Covenants of Seller. The Seller makes the following representations, warranties and covenants on which the Trust is deemed to have relied in acquiring the Trust Property. The representations, warranties and covenants speak as of the Closing Date, and shall survive the sale of the Trust Property to the Trust and the pledge thereof by the Trust to the Indenture Trustee pursuant to the
Indenture:

                  (a) Organization and Good Standing. The Seller has been duly established and is validly existing as a business trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Receivables.

                  (b) Due Qualification. The Seller is duly qualified to do business as a foreign business trust in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                  (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Seller by all necessary corporate action.

                  (d) Valid Sale; Binding Obligation. This Agreement effects a valid sale, transfer and assignment of the Receivables and the other Trust Property related thereto conveyed by the Seller to the Trust hereunder, in each case enforceable against creditors of and purchasers from the Seller; and this Agreement and the other Basic Documents to which the Seller is a party constitute legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                  (e) No Violation. The execution, delivery and performance by the Seller of this Agreement and the other Basic Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of trust or amended and restated trust agreement of the Seller, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation, applicable to the Seller or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending, or, to the best knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes, the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, or
(iv) that may adversely affect the Federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Certificates.

                  (g) Florida Securities and Investor Protection Act. In connection with the offering of the Notes in the State of Florida, the Seller hereby certifies that it has complied with all provisions of Section 517.075 of the Florida Securities and Investor Protection Act.

                  Section 6.2 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following:

                  (a) The Seller shall indemnify, defend, and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Notes or the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or Federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

                  (b) The Seller shall indemnify, defend, and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith, or negligence (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's violation of Federal or state securities laws in connection with the registration or the sale of the Notes or the Certificates.

                  (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable; (ii) in the case of the Owner Trustee shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement or (iii) in the case of the Indenture Trustee shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture.

                  (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

                  (e) Indemnification under this Section 6.2 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest. Section 6.3 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller shall be a party or (iii) that may succeed by purchase and assumption to all or substantially all of the business of the Seller, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 6.3, and
(y) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Receivables and the other Trust Property, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest. The Seller shall provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 6.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) or (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) or (iii) above.

                  Section 6.4 Limitation on Liability of Seller and Others. The Seller, and any director or officer or employee or agent of the Seller, may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                  Section 6.5 Seller May Own Notes or Certificates. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes not to exceed 20% (calculated on an aggregate basis of the Seller and any Affiliates which are owners or pledgees of the Notes) of the Outstanding Notes or Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Seller or such controlling, controlled or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Notes and Certificates.

                          ARTICLE VII - THE SERVICER

                  Section 7.1 Representations and Warranties of Servicer. The Servicer makes the following representations and warranties on which the Trust is deemed to have relied in acquiring the Trust Property, and such representations and warranties speak as of the Closing Date, and shall survive the sale of the Trust Property to the Trust and the pledge thereof by the Trust pursuant to the Indenture:

                  (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

                  (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

                  (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their terms, and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

                  (d) Binding Obligation. This Agreement and the other Basic Documents to which it is a party constitute legal, valid, and binding obligations of the Servicer, enforceable against the Servicer in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                  (e) No Violation. The execution, delivery and performance by the Servicer of this Agreement and the other Basic Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of the Servicer, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which the Servicer is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation applicable to the Servicer or its properties of any Federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having jurisdiction over the Servicer or its properties: (a) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes, or the Certificates, (b) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, or
(d) that may adversely affect the Federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Certificates.

                  Section 7.2 Liability of Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

                  (a) The Servicer shall defend, indemnify and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

                  (b) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Basic Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Notes and the Certificates and the issuance of the Certificates, or asserted with respect to ownership of the Receivables, or Federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

                  (c) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or any other Basic Document to which it is a party (except for errors in judgment), or by reason of reckless disregard of its obligations and duties under this Agreement or any other Basic Document to which it is a party.

                  (d) The Servicer shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee, as applicable, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the other Basic Documents, if any, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable; (b) relates to any tax other than the taxes with respect to which either the Seller or the Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as applicable; (c) in the case of the Owner Trustee, shall arise from the Owner Trustee's breach of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement or, in the case of the Indenture Trustee, from the Indenture Trustee's breach of any of its representations or warranties set forth in the Indenture; or (d) in the case of the Indenture Trustee, shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of successor Servicer hereunder.

                  In addition to the foregoing indemnities, if the Owner Trustee or the Indenture Trustee is entitled to indemnification by the Seller pursuant to Section 6.2 and the Seller is unable for any reason to provide such indemnification to the Owner Trustee or the Indenture Trustee, then the Servicer shall be liable for any indemnification that the Owner Trustee or the Indenture Trustee is entitled to under Section 6.2.

                  For purposes of this Section 7.2, in the event of the termination of the rights and obligations of MMCA (or any successor thereto pursuant to Section 8.2) as Servicer pursuant to Section 8.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.2.

                  Indemnification under this Section 7.2 by MMCA (or any successor thereto pursuant to Section 8.2) as Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

                  Section 7.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) that may succeed by purchase and assumption to all or substantially all of the business of the Servicer, which Person in any of the foregoing cases is an Eligible Servicer and executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that
(x) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 7.3, and (y) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to fully preserve and protect such interests. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 7.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement or assumption and compliance with clauses
(x) and (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) or (iii) above.

                  Section 7.4 Limitation on Liability of Servicer and Others.
(a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising under this Agreement.

                  (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

                  Section 7.5 Servicer Not to Resign. Subject to the provisions of Section 7.3, the Servicer shall not resign from its obligations and duties under this Agreement except upon a determination that the performance of its duties is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have (i) assumed the responsibilities and obligations of the Servicer in accordance with Section
8.2 and (ii) become the Administrator under the Administration Agreement pursuant to Section 8 thereof.

                  Section 7.6 Servicer May Own Notes or Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes and Certificates.

                     ARTICLE VIII - SERVICING TERMINATION

                  Section 8.1 Events of Servicing Termination. (a) The occurrence of any one of the following events shall constitute an event of servicing termination hereunder (each, an "Event of Servicing Termination"):

                           (i) Any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee the Servicer's Certificate for any Collection Period, which shall continue beyond the earlier of three Business Days from the date such Servicer's Certificate was due to be delivered and the related Payment Date, or any failure by the Servicer to make any required payment or deposit under this Agreement, which shall continue unremedied for a period of five Business Days following the due date therefor (or, in the case of a payment or deposit to be made no later than a Payment Date, the failure to make such payment or deposit by such Payment Date); or

                           (ii) Any failure on the part of the Servicer duly to observe or to perform in any material respect any other covenant or agreement set forth in the Notes, the Certificates, or in this Agreement, which failure shall materially and adversely affect the rights of Noteholders or Certificateholders and continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee or to the Owner Trustee, the Indenture Trustee, the Seller and the Servicer by the Holders of Notes or Certificates, as applicable, evidencing not less than 25% of the principal balance of the then Notes Outstanding, in the aggregate, or 25% of the Certificate Balance; or

                           (iii) The entry of a decree or order by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, liquidator or trustee for the Seller or the Servicer in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 consecutive days; or

                           (iv) The consent by the Seller or the Servicer to the appointment of a conservator, receiver, liquidator or trustee in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Seller or the Servicer or relating to substantially all of its property, the admission in writing by the Servicer of its inability to pay its debts generally as they become due, the filing by the Seller or the Servicer of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making by the Seller or the Servicer of an assignment for the benefit of its creditors or the voluntary suspension by the Seller or the Servicer of payment of its obligations; or

                           (v) The failure by the Servicer to be an Eligible Servicer;

then, and in each and every case and for so long as an Event of Servicing Termination shall not have been remedied, either the Indenture Trustee, or the Holders of Notes evidencing not less than 51% of the aggregate principal amount of the Notes Outstanding, voting as a group, or if no Notes are Outstanding, the Owner Trustee pursuant to the Trust Agreement by notice then given in writing to the Servicer (with a copy to the Indenture Trustee and the Owner Trustee if given by the Noteholders), may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, or the Trust Property or otherwise, shall pass to and be vested in the Indenture Trustee or a successor Servicer appointed under Section 8.2; and, without limitation, the Indenture Trustee and the Owner Trustee shall be authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files, the certificates of title to the Financed Vehicles, or otherwise. The Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such successor Servicer in effecting the termination of its responsibilities and rights as Servicer under this Agreement, including the transfer to the Indenture Trustee or such successor Servicer for administration of all cash amounts that are at the time held by the Servicer for deposit or thereafter shall be received with respect to a Receivable, all Receivable Files and all information or documents that the Indenture Trustee or such successor Servicer may require. In addition, the Servicer shall transfer its electronic records relating to the Receivables to the successor Servicer in such electronic form as the successor Servicer may reasonably request. All reasonable costs and expenses incurred by the successor Servicer, including allowable compensation of employees and overhead costs, in connection with the transfer of servicing shall be paid by the outgoing Servicer (or by the initial Servicer if the outgoing Servicer is the Indenture Trustee acting on an interim basis) upon presentation of reasonable documentation of such costs and expenses.

                  (b) If any of the foregoing Events of Servicing Termination occur, the Indenture Trustee and the Owner Trustee shall have no obligation to notify Noteholders, Certificateholders or any other Person of such occurrence prior to the continuance of such event through the end of any cure period specified in Section 8.1(a).

                  Section 8.2 Indenture Trustee to Act; Appointment of Successor Servicer. Upon the Servicer's resignation pursuant to Section 7.5 or upon the Servicer's receipt of notice of termination as Servicer pursuant to
Section 8.1(a), the Indenture Trustee (or an Affiliate of the Indenture Trustee that is an Eligible Servicer appointed by the Indenture Trustee) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement (provided that neither the Indenture Trustee nor any other successor Servicer shall have any obligation, but may elect, to make available to an Obligor any refinancing of a Last Scheduled Payment in the manner specified in the last sentence of Section 3.2(e) hereof), and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given, except that all collections shall be deposited in the Collection Account within two Business Days of receipt and shall not be retained by the Servicer. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Agreement. In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor shall agree, which, in no event, shall be greater than that payable to MMCA as Servicer hereunder. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession including, but not limited to, making arrangements in respect of the last sentence of Section 3.2(e) of this Agreement. The Indenture Trustee shall not be relieved of its duties as successor Servicer under this Section 8.2 until a newly appointed Servicer shall have assumed the responsibilities and obligations of the terminated Servicer under this Agreement.

                  Section 8.3 Effect of Servicing Transfer. (a) After the transfer of servicing hereunder, the Indenture Trustee or successor Servicer shall notify Obligors to make directly to the successor Servicer payments that are due under the Receivables after the effective date of such transfer.

                  (b) Except as provided in Section 8.2 after the transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect to the administration, servicing, custody or collection of the Receivables and the successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer (properly endorsed where required for the successor Servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables and the outgoing Servicer shall continue to cooperate with the successor Servicer by providing information and in the enforcement of the Dealer Agreements.

                  (c) Any successor Servicer shall provide the Seller with access to the Receivable Files and to the successor Servicer's records (whether written or automated) with respect to the Receivable Files. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the successor Servicer. Nothing in this Section 8.3 shall affect the obligation of the successor Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.3.

                  Section 8.4 Notification to Noteholders and
Certificateholders. Upon any notice of an Event of Servicing Termination or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to Noteholders, and the Owner Trustee shall give prompt written notice thereof to Certificateholders at their addresses of record and to the Rating Agencies.

                  Section 8.5 Waiver of Past Events of Servicing Termination. The Holders of Notes evidencing not less than 51% of the Notes Outstanding or the Holders of Certificates evidencing not less than 51% of the Certificate Balance (in the case of an Event of Servicing Termination which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any Event of Servicing Termination hereunder and its consequences, except an event resulting from the failure to make any required deposits to, or payments from, any of the Trust Accounts and the Certificate Distribution Account in accordance with this Agreement. Upon any such waiver of a past Event of Servicing Termination, such event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.

                           ARTICLE IX - TERMINATION

                  Section 9.1 Optional Purchase of All Receivables. (a) On each Payment Date following the last day of a Collection Period as to which the Pool Balance shall be less than or equal to the Optional Purchase Percentage (expressed as a seven-digit decimal) multiplied by the Initial Pool Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the Certificate Distribution Account. To exercise such option, the Servicer shall notify the Owner Trustee and the Indenture Trustee no later than the fifteenth day of the month immediately preceding the month in which such repurchase is to be effected and shall deposit an amount equal to the aggregate Purchase Amount for the Receivables, plus the appraised value of any other property held in the Trust other than in the Trust Accounts and the Certificate Distribution Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, into the Collection Account on the Payment Date occurring in the month in which such repurchase is to be effected. Upon such payment, the Servicer shall succeed to and own all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the second preceding sentence is greater than or equal to the sum of the outstanding principal balance of the Notes and all accrued but unpaid interest (including any overdue interest) thereon and the Certificate Balance. The Purchase Amount and any Yield Supplement Amounts for such Payment Date, plus to the extent necessary all amounts in the Reserve Account, shall be used to make payments in full to Noteholders and Certificateholders in the manner set forth in Article IV.

                  (b) Unless otherwise required by the Rating Agencies as set forth in writing delivered to the Owner Trustee and the Indenture Trustee, if at the time the Servicer exercises its purchase option hereunder the Servicer's long-term unsecured debt has a rating lower than investment grade by the Rating Agencies, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee on such Payment Date a letter from an Independent investment bank or an Independent public accountant to the effect that the price paid by the Servicer for the Receivables at the time of transfer pursuant to such purchase option represented a fair market price for such Receivables.

                  (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder, and the Indenture Trustee will continue to carry out its obligations hereunder with respect to the Certificateholders, including without limitation making distributions from the Payahead Account and the Collection Account in accordance with Section 4.6 and making withdrawals from the Reserve Account in accordance with Sections 4.5(b) and 4.7.

                     ARTICLE X - MISCELLANEOUS PROVISIONS

                  Section 10.1 Amendment. (a) This Agreement may be amended by the Seller, the Servicer and the Trust with the consent of the Indenture Trustee (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement as may be necessary or advisable in order to: (i) cure any ambiguity, to revise, correct or supplement any provisions herein, (ii) enable the Trust to avoid becoming a member of MMCA's consolidated group under GAAP or (iii) enable the Transferor or any Affiliate of the Transferor or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee materially and adversely affect the interests of any Noteholder or Certificateholder; provided, further, that no such amendment shall be inconsistent with the derecognition by MMCA of the Receivables under GAAP or cause the Trust to become a member of MMCA's consolidated group under GAAP.

                  (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Trust with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing not less than 51% of Outstanding Amount of all of the Notes, voting as a group, and the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that shall be required to be made on any Note or Certificate or change the Note Interest Rate or the Specified Reserve Balance, without the consent of all adversely affected Noteholders or Certificateholders, (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Notes and Certificates affected thereby or (c) adversely affect the rating of any Class of Notes by the Rating Agencies without the consent, as applicable, of Noteholders evidencing not less than 66 2/3% of the Notes of such Class Outstanding.

                  (c) Prior to the execution of any amendment or consent pursuant to Section 10.1(b), the Servicer shall provide written notification of the substance of such amendment or consent to each Rating Agency.

                  (d) Promptly after the execution of any amendment or consent pursuant to this Section 10.1, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies. It shall not be necessary for the consent of Noteholders or the Certificateholders pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe.

                  (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon (i) an Opinion of Counsel stating that the execution of such amendment (A) is authorized or permitted by this Agreement, (B) will not materially adversely affect the Federal or any Applicable Tax State income or franchise taxation of any Outstanding Note or Certificate or any Holder thereof, and (C) will not cause the Trust to be taxable as a corporation for Federal or any Applicable Tax State income or franchise tax purposes and (ii) an Officer's Certificate of the Servicer that all conditions to the execution of such amendment have been complied with. The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Owner Trustee's or Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  Section 10.2 Protection of Title to Trust. (a) The Seller or Servicer, or both, shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Trust and the Indenture Trustee for the benefit of the Noteholders in the Receivables and in the proceeds thereof. The Seller or Servicer, or both, shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller or the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-506(b) of the Relevant UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                  (c) The Seller and the Servicer shall give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any change in its jurisdiction of organization if, as a result of such relocation or change, the applicable provisions of the Relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment, continuation statement or any new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables and its jurisdiction of organization within the United States of America.

                  (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account, Payahead Account, the Reserve Account and the Yield Supplement Account.

                  (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Trust and the Indenture Trustee in such Receivable and that such Receivable is owned by the Trust and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Trust's and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased by the Seller or purchased by the Servicer.

                  (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in any automobile or sports-utility vehicle receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, compact disks, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust and has been pledged to the Indenture Trustee unless such Receivable has been paid in full or repurchased by the Seller or purchased by the Servicer.

                  (g) The Servicer shall permit the Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

                  (h) Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee, within ten Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

                           (i) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

                           (1) promptly after the execution and delivery of each amendment to any financing statement, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

                           (2) within 90 days after the beginning of each calendar year commencing in the year 2002, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

                  Each Opinion of Counsel referred to in clause (i)(1) or
(i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                  (j) The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

                  Section 10.3 Representations of the Seller and the Purchaser. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing.

                  Section 10.4 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions (other than section 5-1401 of the general obligations law) and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 10.5 Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent via facsimile, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt,

                  (a) in the case of the Seller or the Servicer, to the agent for service as specified in Section 10.13 hereof, or at such other address as shall be designated by the Seller or the Servicer in a written notice to the Owner Trustee and the Indenture Trustee;

                  (b) in the case of the Owner Trustee, at the Corporate Trust Office of the Owner Trustee;

                  (c) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee;

                  (d) in the case of Moody's, at the following address:

                           Moody's Investors Service, Inc.
                           ABS Monitoring Department
                           99 Church Street
                           New York, New York 10007
                           Fax: (212) 553-0573

                  (e) in the case of S&P, at the following address:

                           Standard & Poor's
                           55 Water Street, 40th Floor
                           New York, New York 10041
                           Fax: (212) 438-2649

                  (f) in the case of Fitch, at the following address:

                           Fitch, Inc.
                           One State Street Plaza
                           New York, New York  10004
                Attention: Asset Backed Surveillance Department
                              Fax: (212) 480-4438

                  Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register or the Certificate Register, as applicable. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice.

                  Section 10.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes, the Certificates, or the rights of the Holders thereof.

                  Section 10.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.3 and 8.2 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, the Holders of Notes evidencing not less than 66 2/3% of the Outstanding Amount of the Notes and the Holders of Certificates evidencing not less than 66 2/3% of the Certificate Balance and any such assignment without the required consents shall be null and void.

                  Section 10.8 Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Relevant UCC of any applicable jurisdiction.

                  Section 10.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  Section 10.10 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Certificateholders, and their respective successors and permitted assigns. Except as otherwise provided in this Article X, no other Person will have any right or obligation hereunder. The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Trust to the Indenture Trustee for the benefit of Noteholders pursuant to the Indenture.

                  Section 10.11 Actions by Noteholder or Certificateholders.
(a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand, or instruction given by Noteholders or Certificateholders, such action, notice, or instruction may be taken or given by any Noteholder or Certificateholder, as applicable, unless such provision requires a specific percentage of Noteholders or Certificateholders.

                  (b) Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Noteholder or Certificateholder shall bind such Noteholder or Certificateholder and every subsequent Holder of such Note or Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note or Certificate.

                  Section 10.12 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  Section 10.13 Agent for Service. The agent for service of the Seller and the Servicer in respect of this Agreement shall be Executive Vice President and Treasurer, Mitsubishi Motors Credit of America, Inc., 6363 Katella Avenue, Cypress, California 90630-5205, mailing address: P.O. Box 6038, Cypress, California 90630-0038.

                  Section 10.14 No Bankruptcy Petition; Subordination; Claims Against Seller. The Owner Trustee, the Indenture Trustee, the Trust and the Servicer each covenants and agrees that:

                  (a) prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law;

                  (b) any claim that it may have at any time against the Subtrust Assets of any Subtrust unrelated to the Receivables, and any claim that it may have at any time against the Seller that it may seek to enforce against the Subtrust Assets of any Subtrust unrelated to the Receivables, shall be subordinate to the payment in full, including post-petition interest, in the event that the Seller becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, of the claims of the holders of any Securities related to such unrelated Subtrust and the holders of any other notes, bonds, contracts or other obligations that are related to such unrelated Subtrust; and

                  (c) it hereby irrevocably makes the election afforded by Title 11 United States Code Section 1111(b)(1)(A)(i) to secured creditors to receive the treatment afforded by Title 11 United States Code Section 1111(b)(2) with respect to any secured claim that it may have at any time against the Seller. The obligations of the Seller under this Agreement are limited to the related Subtrust and the related Subtrust Assets. This Section
10.13 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement or the Indenture Trustee under the Indenture or the termination of such Agreement.

                  Section 10.15 Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee of the Trust and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Trust, have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Bank of Tokyo-Mitsubishi Trust Company, not in its individual capacity but solely as Indenture Trustee, and in no event shall Bank of Tokyo-Mitsubishi Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust.

                  IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              MMCA AUTO RECEIVABLES TRUST,
                              as Seller,

                              By:  /s/ Hideyuki Kitamura
                                   ------------------------------------------
                                      Name: Hideyuki Kitamura
                                      Title: Secretary & Treasurer


                              MMCA AUTO OWNER TRUST 2001-4

                              By:  WILMINGTON TRUST COMPANY,
                                    not in its individual capacity but solely
                                    as Owner Trustee


                              By:  /s/ Charlotte Paglia
                                   ------------------------------------------
                                      Name: Charlotte Paglia
                                      Title: Senior Financial Services
                              Officer


                              MITSUBISHI MOTORS CREDIT OF
                              AMERICA, INC., as Servicer


                              By:  /s/ Hideyuki Kitamura
                                   ------------------------------------------
                                      Name: Hideyuki Kitamura
                                      Title: Executive Vice President &
                              Treasurer


Accepted and agreed:

BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
as Indenture Trustee


By: /s/ F. Galarraga
     Name: F. Galarraga
     Title: Trust Officer

                                                                   SCHEDULE A
                                                                   ----------


                            SCHEDULE OF RECEIVABLES


                      Exhibit B to the Purchase Agreement
                       Incorporated by Reference Herein

                                                                   SCHEDULE B
                                                                   ----------


                        LOCATIONS OF RECEIVABLES FILES


                               Corporate Office
                              6363 Katella Avenue
                                 P.O. Box 6038
                            Cypress, CA 90630-5205


                            National Service Center
                       10805 Holder Street, Third Floor
                                 P.O. Box 6043
                            Cypress, CA 90630-0040

                                                                    EXHIBIT A
                                                                    ---------

                        FORM OF SERVICER'S CERTIFICATE


         The undersigned certifies that he is a _____________________ of Mitsubishi Motors Credit of America, Inc., a corporation in good standing under the laws of the state of its incorporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 3.9 of the Sale and Servicing Agreement, dated as of __________, _____, by and among the Company, as Servicer, MMCA Auto Receivables Trust, as Seller, and MMCA Auto Owner Trust 2001-__ (the "Sale and Servicing Agreement") (all capitalized terms used herein without definition have the respective meanings specified in the Sale and Servicing Agreement), and further certifies that:

                           (a) The Servicer's report for the period from __________ to ____________ attached to this certificate is complete and accurate and contains all information required by Section 3.9 of the Sale and Servicing Agreement; and

                           (b) As of the date hereof, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

         IN WITNESS WHEREOF, I have affixed hereunto my signature and the corporate seal of the Company this ___ day of __________, _____.



                               MITSUBISHI MOTORS CREDIT OF AMERICA, INC.


                               By: ___________________________
                               Name:
                               Title:

                                                                     EXHIBIT B
                                                                     ---------

                       FORM OF STATEMENT TO NOTEHOLDERS

----------------------------------------------------------------------------------------------------------------------

                                      MITSUBISHI MOTORS CREDIT OF AMERICA, INC.
                                              Statement to Noteholders
                                            MMCA Auto Owner Trust ___-__
                                         July 1, ____ through June 30, _____

                                                                                                      Per Original
                                                                                    Aggregate        $1,000 Note or
                                                                                                       Certificate
----------------------------------------------------------------------------------------------------------------------
I.         A.  Distribution of Note Principal
                1.  Class A-1
                2.  Class A-2
                3.  Class A-3
                4.  Class A-4
                5.  Class B
           B.  Distribution of Certificate Principal

II.        Distribution of Note Interest
           A.  Class A-1
           B.  Class A-2
           C.  Class A-3
           D.  Class A-4
           E.  Class B

III.       Yield Supplement Amount

IV.        Total Servicing Fee

V.         Principal Balances and Pool Factors
           A.  Note Principal Balance
                1.  Class A-1
                2.  Class A-2
                3.  Class A-3
                4.  Class A-4
                 5.  Class B
           B.  Note Pool Factors
                1.  Class A-1
                2.  Class A-2
                3.  Class A-3
                4.  Class A-4
                 5.  Class B
           C.  Certificate Balance
           D.  Certificate Pool Factor

VI.        A.  Pool Balance at End of This Collection Period
           B.  Yield Supplement Overcollateralization Amount
           C.  Adjusted Principal Balance of Receivables Pool

VII.       A.  Level Pay Pool Balance
           B.  Last Scheduled Payment Pool Balance

VIII.      Principal Balance of Deferred Receivables

IX.        Interest Carryover Shortfall
                1.  Class A-1
                2.  Class A-2
                3.  Class A-3
                4.  Class A-4
                 5.  Class B

X.         Principal Carryover Shortfall
                1.  Class A-1
                2.  Class A-2
                3.  Class A-3
                4.  Class A-4
                 5.  Class B

XI.        Aggregate Realized Losses for This Collection Period

XII.       Reserve Account Balance on Payment Date

XIII.      Amount of Advances for This Collection Period
           A.  Actuarial Advances
           B.  Last Scheduled Payment Advances

XIV. Purchase Amount of Receivables Repurchased by Seller or Purchased by Servicer

----------------------------------------------------------------------------------------------------------------------


                                                                                                   EXHIBIT C
                                                                                                   ---------

                    FORM OF STATEMENT TO CERTIFICATEHOLDERS

----------------------------------------------------------------------------------------------------------------------

                                      MITSUBISHI MOTORS CREDIT OF AMERICA, INC.
                                           Statement to Certificateholders
                                            MMCA Auto Owner Trust ___-__
                                         July 1, ____ through June 30, _____
                                                                                                      Per Original
                                                                                    Aggregate        $1,000 Note or
                                                                                                       Certificate
----------------------------------------------------------------------------------------------------------------------

I.         A.  Distribution of Note Principal
                1.  Class A-1
                2.  Class A-2
                3.  Class A-3
                4.  Class A-4
                5.  Class B
           B.  Distribution of Certificate Principal

II.        Distribution of Note Interest
           A.  Class A-1
           B.  Class A-2
           C.  Class A-3
           D.  Class A-4
           E.  Class B

III.       Yield Supplement Amount

IV.        Total Servicing Fee

V.         Principal Balances and Pool Factors
           A.  Note Principal Balance
                1.  Class A-1
                2.  Class A-2
                3.  Class A-3
                4.  Class A-4
                 5.  Class B
           B.  Note Pool Factors
                1.  Class A-1
                2.  Class A-2
                3.  Class A-3
                4.  Class A-4
                 5.  Class B
           C.  Certificate Balance
           D.  Certificate Pool Factor

VI.        A.  Pool Balance at End of This Collection Period
           B.  Yield Supplement Overcollateralization Amount
           C.  Adjusted Principal Balance of Receivables Pool

VII.       A.  Level Pay Pool Balance
           B.  Last Scheduled Payment Pool Balance

VIII.      Principal Balance of Deferred Receivables

IX.        Interest Carryover Shortfall
                1.  Class A-1
                2.  Class A-2
                3.  Class A-3
                4.  Class A-4
                 5.  Class B

X.         Principal Carryover Shortfall
                1.  Class A-1
                2.  Class A-2
                3.  Class A-3
                4.  Class A-4
                 5.  Class B

XI.        Aggregate Realized Losses for This Collection Period

XII.       Reserve Account Balance on Payment Date

XIII.      Amount of Advances for This Collection Period
           A.  Actuarial Advances
           B.  Last Scheduled Payment Advances

XIV. Purchase Amount of Receivables Repurchased by Seller or Purchased by Servicer

----------------------------------------------------------------------------------------------------------------------

                                                                    EXHIBIT D
                                                                    ---------


                      FORM OF YIELD SUPPLEMENT AGREEMENT


                          MMCA Auto Receivables Trust
                              6363 Katella Avenue
                        Cypress, California 90630-5205


                  Re:  MMCA Auto Owner Trust 2001-


Ladies and Gentlemen:

         We hereby confirm arrangements made as of the date hereof with you to be effective upon (i) receipt by us of the enclosed copy of this letter agreement (as amended, supplemented or otherwise modified and in effect from time to time, the "Yield Supplement Agreement"), executed by you, and (ii) execution of the Purchase Agreement referred to below and payment of the purchase price specified thereunder. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Purchase Agreement, dated as of __________, _____ (as amended, supplemented or otherwise modified and in effect from time to time, the "Purchase Agreement"), between Mitsubishi Motors Credit of America, Inc., as seller (the "Seller"), and MMCA Auto Receivables Trust, as purchaser (the "Purchaser").

         1. On or prior to the Determination Date preceding each Payment Date, the Servicer shall notify the Purchaser and the Seller of the Yield Supplement Amount for such Payment Date.

         2. In consideration for the Purchaser entering into the Purchase Agreement and the purchase price paid to the Seller for the Receivables under the Purchase Agreement, we agree to make a payment of the Yield Supplement Amount to the Purchaser, or to the pledgee of the assignee of the Purchaser referred to in Section 5 hereof, on the Business Day prior to each Payment Date.

         3. All payments pursuant hereto shall be made by federal wire transfer (same day) funds or in immediately available funds, to such account as the Purchaser or the pledgee of the assignee of the Purchaser referred to in Section 5 hereof, may designate in writing to the Seller, prior to the relevant Payment Date.

         4. Our agreements set forth in this Yield Supplement Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

         5. Pursuant to the Sale and Servicing Agreement, the Purchaser will sell, transfer, assign and convey its interest in this Yield Supplement Agreement to MMCA Auto Owner Trust 2001-__ (the "Trust"), and the Seller hereby acknowledges and consents to such sale, transfer, assignment and conveyance. Concurrent with such sale, transfer, assignment and conveyance, pursuant to the Indenture, the Trust will pledge its rights under this Yield Supplement Agreement, along with certain other assets of the Trust, to Bank of Tokyo-Mitsubishi Trust Company, as Indenture Trustee, to secure its obligations under the Notes and the Indenture, and the Seller hereby acknowledges and consents to such pledge. The Seller hereby agrees, for the benefit of the Trust, that following such sale, transfer, assignment, conveyance and pledge, this Yield Supplement Agreement shall not be amended, modified or terminated without the consent of Wilmington Trust Company, as Owner Trustee on behalf of the Trust, and, prior to the payment in full of the Notes, the Indenture Trustee.

         6. This Yield Supplement Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

         7. Except as otherwise provided herein, all notices pursuant to this Yield Supplement Agreement shall be in writing and shall be effective upon receipt thereof. All notices shall be directed as set forth below, or to such other address or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.

         If to the Purchaser:
         -------------------

         MMCA Auto Receivables Trust
         6363 Katella Avenue
         Cypress, California  90630-5205
         Attention:  Secretary/Treasurer
         Telephone:  (714) 236-1614
         Facsimile:  (714) 236-1600

         If to the Seller:
         ----------------

        Mitsubishi Motors Credit of America, Inc.
        6363 Katella Avenue
        Cypress, California  90630-5205
        Attention:  Executive Vice President and Treasurer
        Telephone:  (714) 236-1500
        Facsimile:  (714) 236-1300

         8. This Yield Supplement Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.

         If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.


                                          Very truly yours,

                                          MITSUBISHI MOTORS CREDIT
                                          OF AMERICA, INC.,
                                          as Seller


                                          By: ________________________________
                                              Name:
                                              Title:

Agreed and accepted as of the date first above written:

MMCA AUTO RECEIVABLES TRUST,
     as Purchaser


By: ____________________________
    Name:
    Title: